                                                                  Exhibit (b)(3)

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                          SECURITIES PURCHASE AGREEMENT


                                  BY AND AMONG


                             TB WOOD'S INCORPORATED

                       PLANT ENGINEERING CONSULTANTS, LLC

                           TB WOOD'S ENTERPRISES, INC.

                                   (BORROWERS)

                            AEA MEZZANINE FUNDING LLC

                              AEA MEZZANINE FUND LP

                       AEA MEZZANINE (UNLEVERAGED) FUND LP

                                  (PURCHASERS)


                              TB WOOD'S CORPORATION

                             T.B. WOOD'S CANADA LTD.

                                  (GUARANTORS)


                        ________________________________


                          DATED AS OF OCTOBER 12, 2005

                        ________________________________



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



                          SECURITIES PURCHASE AGREEMENT

         AGREEMENT, dated as of October 12, 2005, by and among TB WOOD'S INCORPORATED ("TBWI"), a Pennsylvania corporation, PLANT ENGINEERING CONSULTANTS, LLC, ("PEC"), a Tennessee limited liability company, TB WOOD'S ENTERPRISES, INC., a Delaware corporation (collectively, the "BORROWERS" and individually, a "BORROWER"), AEA MEZZANINE FUNDING LLC ("AEAM FUNDING"), a Delaware limited liability company, AEA MEZZANINE FUND LP ("AEAMF"), a Delaware limited partnership, AEA MEZZANINE (UNLEVERAGED) FUND LP ("AEAUMF" and collectively with, AEAM Funding and AEAMF, the "PURCHASERS" and individually, a "PURCHASER" ), a Delaware limited partnership, TB WOOD'S CORPORATION ("PARENT"), a Delaware corporation, and T.B. WOOD'S CANADA LTD. ("TBWC" and collectively with Parent, the "GUARANTORS" and individually, a "GUARANTOR"), an Ontario corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, (a)(i) the Borrowers wish to sell to AEAM Funding, and AEAM Funding wishes to purchase from the Borrowers, a 12% Senior Subordinated Promissory Note (the "AEAM FUNDING NOTE"), due October 11, 2012, in the principal amount of $10,185,086.06, and (ii) Parent wishes to sell to AEAMF, and AEAMF wishes to purchase from Parent, a warrant (the "AEAMF WARRANT") initially exercisable for 118,147 shares of Common Stock (as such term is defined below) and (b)(i) the Borrowers wish to sell to AEAUMF, and AEAUMF wishes to purchase from the Borrowers, a 12% Senior Subordinated Promissory Note (the "AEAUMF NOTE"), due October 11, 2012, in the principal amount of $4,814,913.94, and (ii) Parent wishes to sell to AEAUMF, and AEAUMF wishes to purchase from Parent, a warrant (the "AEAUMF WARRANT") initially exercisable for 55,853 shares of Common Stock, in each case upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, it is contemplated that the proceeds from the purchase by the Purchasers of the Notes and the Warrants shall be used by Parent and the Borrowers to (i) fund the repurchase of Common Stock pursuant to the Tender Offer and (ii) refinance a portion of the Senior Indebtedness.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

         1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated below.

         "ADJUSTED EBITDA" shall mean, for any referenced period, the sum of (i) EBITDA, plus (ii) non-recurring expenses up to $570,000 incurred in the fiscal quarter ending December 31, 2004.

         "AEAM FUNDING NOTE" shall mean the 12% senior subordinated promissory note of the Borrowers in favor of AEAM Funding referred to in the first Whereas clause hereof, which note is substantially in the form attached hereto as Exhibit A.

         "AEAMF WARRANT" shall mean the warrant in favor of AEAMF referred to in the first Whereas clause hereof, which warrant is substantially in the form attached hereto as Exhibit B.

         "AEAUMF NOTE" shall mean the 12% senior subordinated promissory note of the Borrowers in favor of AEAUMF referred to in the first Whereas clause hereof, which note is substantially in the form attached hereto as Exhibit A.

         "AEAUMF WARRANT" shall mean the warrant in favor of AEAUMF referred to in the first Whereas clause hereof, which warrant is substantially in the form attached hereto as Exhibit B.

         "AFFILIATE" of any Person shall mean (a) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or
(iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 20% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

         "AFFILIATED GROUP" shall have the meaning set forth in Section 1504(a) of the Code.

         "AGREEMENT" shall mean this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "ANTI-TERRORISM LAWS" shall mean any Requirements of Law relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Requirements of Law comprising or implementing the Bank Secrecy Act, and the Requirements of Law administered by the United States of America Treasury Department's Office of Foreign Asset Control (as any of the foregoing Requirements of Law may from time to time be amended, renewed, extended, or replaced).

         "ASSET DISPOSITION" shall mean the disposition, whether by sale, lease or other transfer, of any of the following: (a) any of the stock of or other Equity Interests in any of the TBW Companies or (b) any or all of the assets of any of the TBW Companies other than sales of Inventory in the Ordinary Course of Business. "NET PROCEEDS" of any Asset Disposition means cash proceeds received by any of the TBW Companies from any Asset Disposition (including, without limitation, insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (x) the costs of such sale, lease, transfer or other disposition (including, without limitation, Taxes attributable to such sale, lease or transfer), and (y) amounts applied to repayment of Indebtedness secured by a Lien on the asset or property disposed.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

         "BY-LAWS" shall mean, unless the context in which such term is used otherwise requires, the By-laws, operating agreement or other governing document (other than a Certificate of Incorporation), in each case as amended, of each of the TBW Companies.

         "CAPITAL EXPENDITURES" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

         "CAPITALIZED LEASE OBLIGATION" shall mean any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CASH" shall mean the currency of the United States of America.

         "CASH EQUIVALENTS" shall mean: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof;
(ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's rating service or a least P-1 from Moody's Investors Service, Inc., (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the TBW Companies' deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the TBW Companies' and its Subsidiaries, deposits at such institution.

         "CERCLA" has the meaning set forth in the definition of "Environmental Laws" below.

         "CERTIFICATE OF INCORPORATION" shall mean, unless the context in which it is used shall otherwise require, the Certificate of Incorporation, certificate of formation or other document or instrument of formation, in each case as amended, of each of the TBW Companies.

         "CHARGES" shall mean all Taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, occupation and property Taxes, custom duties, fees, assessments, liens. claims and charges of any kind whatsoever, together with any interest and any penalties, additions to Tax or additional amounts, imposed by any taxing or other Governmental Authority (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon any of the assets of the TBW Companies or any of their Affiliates.

         "CLOSING" shall have the meaning assigned to that term in Section 2.4.

         "CLOSING DATE" shall have the meaning assigned to that term in Section 2.4.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "COMMISSION" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "COMMON STOCK" shall mean the common stock, $.01 par value per share, of Parent, or any other capital stock of Parent into which such stock is reclassified or reconstituted.

         "COMPLIANCE CERTIFICATE" shall have the meaning given in Section
8.1(d).

         "CONDITION OF THE COMPANIES" shall mean the (i) assets, business, properties, results of operations, or financial condition of the TBW Companies, taken as a whole, (ii) the ability of the TBW Parties to perform their respective obligations under any of the Transaction Documents or consummate the transactions contemplated thereunder or (iii) the legality, binding effect, validity or enforceability of any of the Transaction Documents.

         "CONSENTS" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties, domestic or foreign, necessary to carry on the business of such Person(s) or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or the other Transaction Documents, including any Consents required under all applicable federal, state or other applicable law.

         "CONTINGENT OBLIGATION" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "CONTRACTUAL OBLIGATIONS" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person's property is bound.

         "CONTROLLED GROUP" shall mean, at any time, the TBW Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the TBW Parties, treated as a single employer under Section 414 of the Code.

         "CO-SALE AGREEMENT" shall mean the Co-Sale Agreement substantially in the form attached hereto as Exhibit F.

         "CURRENT SENIOR LOAN AGREEMENT" shall mean the Senior Loan Agreement, as in effect on the date hereof, without regard to any further amendment, supplement or other modification thereto or termination or expiration thereof (a copy of which is attached hereto as Exhibit H).

         "CUSTOMER" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with a Person, pursuant to which such Person is to deliver any personal property or perform any services.

         "DEFAULT" shall mean an event which with the giving of notice or the passage of time or both will result in an Event of Default.

         "DEFINED BENEFIT PLAN" shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

         "DOMESTIC" shall mean, with respect to any TBW Company, a TBW Company that is organized under the laws of any state within the Unites States.

         "EARNINGS BEFORE INTEREST AND TAXES" shall mean, for any referenced period, the sum of (i) net income (or loss) on a consolidated basis of Parent and its Subsidiaries for such period (excluding extraordinary gains and extraordinary non-cash losses, gains or losses from asset sales, post retirement benefit amortization (including any accelerated amortization) resulting in income or gains, and non-cash stock expense), plus (ii) all interest expense on a consolidated basis of Parent and its Subsidiaries for such period, plus (iii) all charges against income of Parent and its consolidated Subsidiaries for such period for federal, state and local taxes.

         "EBITDA" shall mean, for any referenced period, the sum of (i) Earnings Before Interest and Taxes for such period, calculated on a FIFO basis, plus (ii) depreciation expenses of Parent on a consolidated basis for such period, plus
(iii) amortization expenses of Parent on a consolidated basis for such period.

         "ENVIRONMENTAL LAWS" shall mean any applicable federal, state, territorial, provincial, national, international, foreign or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including, without limitation, the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial, national, international, foreign or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter during the term of this Agreement and any analogous federal, state, national, international, foreign or local laws, statutes and regulations promulgated thereunder.

         "EQUITY INTERESTS" of any Person shall mean any and all shares, rights to purchase, options, warrants, general or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including, without limitation, common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" shall mean a corporation that is (or was at a relevant time) a member of a controlled group of corporations with any of the TBW Companies within the meaning of Section 4001(a) or (b) of ERISA or Section 414(b) of the Code, a trade or business (including, without limitation, a sole proprietorship, partnership, trust, estate or corporation) that is under common control with any of the TBW Companies within the meaning of Section 414(c) of the Code, or a trade or business which together with such TBW Company is treated as a single employer under Section 414(m) or (o) of the Code.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in the Notes.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "EXCLUDED TAXES" shall mean, with respect to any Purchaser or any other recipient of any payment to be made by or on account of any obligation of any TBW Party hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes) and branch profits Taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located and (b) any U.S. federal withholding Tax (unless such U.S. federal withholding Taxes are imposed as a result of a change in law (including a change in interpretation of existing law by a court or administrative agency)) that is imposed on amounts payable to any Purchaser at the time such Purchaser becomes a party hereto (or designates a new lending office) or is attributable to such Purchaser's failure to comply with
Section 11.13(d).

         "EXECUTIVE ORDER NO. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "EXERCISABLE SHARES" shall have the meaning assigned to that term in
Section 8.5 hereof.

         "FINANCIAL STATEMENTS" shall have the meaning assigned to that term in
Section 5.12 hereof.

         "FIXED CHARGE COVERAGE RATIO" shall mean and include, with respect to any measurement period, the ratio of (a) EBITDA during such period, minus Capital Expenditures not financed by Persons other than Lenders (under the Current Senior Loan Agreement) during such period, to (b) all Senior Debt Payments scheduled or otherwise due during such period, plus cash taxes paid during such period, plus cash dividends paid by Parent during such period.

         "FOREIGN EXCHANGE CONTRACT" shall mean a foreign exchange contract or agreement for a term of not more than six (6) months entered into by Person in order to provide protection to, or minimize the impact upon, such Person of fluctuation of foreign currencies.

         "FORM TO" shall mean the Form TO filed with the Commission on August 9, 2005, as amended by Amendment No. 1 thereto filed with the Commission on September 7, 2005, Amendment No. 2. thereto filed with the Commission on September 21, 2005, Amendment No. 3 thereto filed with the Commission on September 28, 2005, and Amendment No. 4 thereto filed with the Commission on October 12, 2005.

         "GAAP" shall mean generally accepted accounting principles in effect within the United States, consistently applied.

         "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTIES" shall mean the Parent Guaranty and the Subsidiary
Guaranty.

         "HAZARDOUS MATERIALS" shall mean any chemical pollutant, contaminant, pesticide, petroleum or petroleum product or byproduct radioactive substance, solid waste, special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, listed, referred to, limited or prohibited under any Environmental Law, including without limitation: (i) friable or damaged asbestos, asbestos-containing material, polychlorinated biphenyls (PCBs), solvents and waste oil; (ii) any "hazardous substance" as defined under CERCLA or any environmental law, statute, regulation or rule; (iii) any hazardous or extremely hazardous waste defined under RCRA or any Environmental Law; and (iv) all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment, or the health and safety of any person.

         "INDEBTEDNESS" of a Person at a particular date shall mean (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Lease Obligations, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices),
(f) all obligations with respect to Interest Rate Hedges and Foreign Exchange Contracts (including, without limitation, Interest Rate Hedges and Foreign Exchange Contracts provided by the Lenders under the Senior Credit Agreement), and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. The determination of the amounts of Indebtedness at the relevant time of determination with respect to the TBW Companies shall be made on a consolidated basis in accordance with GAAP.

         "INDEMNIFIED TAXES" shall mean all Taxes other than Excluded Taxes.

         "INTEREST RATE HEDGE" shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by a Person in order to provide protection to, or minimize the impact upon, such Person of increasing floating rates of interest applicable to Indebtedness.

         "INVENTORY" shall mean and include all now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them, provided that in no event shall Inventory include any goods furnished to such Person under any consignment arrangement pursuant to which such Person is the consignee, until title to such goods shall have passed to such Person, as the case may be, in accordance with the terms of the applicable consignment arrangement, or, if no such terms are expressed therein, then in accordance with applicable law.

         "INVESTMENT" shall mean (i) any direct or indirect purchase or other acquisition by any of the TBW Companies of any beneficial interest in, including, without limitation, stock, partnership interest, membership interest or other Equity Interests of, any other Person or (ii) any direct or indirect loan, advance or capital contribution by any of the TBW Companies to any other Person, including, without limitation, all Indebtedness and accounts receivable from that other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "LEVERAGE RATIO" shall mean and include, with respect to any applicable measurement period, the ratio of (a) Indebtedness to (b) Adjusted EBITDA, during such period.

         "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction or comparable law of any jurisdiction.

         "MANAGEMENT OPTIONS" shall have the meaning assigned to such term in
Section 5.19 of this Agreement.

         "MANAGER" shall mean AEA Mezzanine Management LP, a Delaware limited partnership.

         "MATERIAL CONTRACT" shall have the meaning assigned to such term in
Section 5.28.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any of the TBW Companies or any member of a Controlled Group has any actual or contingent liability or has an obligation to contribute.

         "NET INCOME" shall mean, at a particular date, the net income (or loss) of Parent on a consolidated basis determined in accordance with GAAP.

         "NET WORTH" shall mean, at a particular date, an amount equal to the stockholder's equity of Parent on a consolidated basis determined in accordance with GAAP, excluding for purposes of such determination the foreign currency translation adjustment resulting from the consolidation of the operations of Parent and its direct and indirect Subsidiaries.

         "NOTE PURCHASERS" shall mean AEAM Funding and AEAUMF.

         "NOTES" shall mean the AEAM Funding Note and the AEAUMF Note.

         "ORDINARY COURSE OF BUSINESS" shall mean the ordinary course of such Person's business as conducted on the Closing Date.

         "OUTSTANDING BORROWINGS" shall mean all Indebtedness of the TBW Companies for money borrowed that is outstanding at the relevant time of determination.

         "PARENT GUARANTY" shall mean the guaranty executed by Parent in the form attached hereto as Exhibit C.

         "PERMITTED ENCUMBRANCES" shall have the meaning assigned to such term in Section 9.5 of this Agreement.

         "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "PLANS" shall have the meaning assigned to that term in Section 5.23 of this Agreement.

         "PRO FORMA BALANCE SHEET" shall mean the pro forma consolidated balance sheet as of August 26, 2005 of the TBW Companies attached hereto as Annex I.

         "PURCHASERS" shall have the meaning set forth in the first paragraph of this Agreement.

         "RCRA" has the meaning set forth in the definition of "Environmental Laws."

         "RECEIVABLES" shall mean and include all accounts, accounts receivable, contract rights, instruments (including those evidencing indebtedness owed to Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, a copy of which is attached hereto as Exhibit G.

         "REPORTABLE EVENT" shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

         "REQUIREMENTS OF LAW" shall mean as to any Person, provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of such Person's property or to which such Person or any of such Person's property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "RESTRICTED PAYMENT" shall mean: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock, limited liability company interest, partnership interest or other Equity Interests of any of the TBW Companies now or hereafter outstanding, except a dividend payable solely in shares of that class of stock, limited liability company interest, partnership interest or other Equity Interests to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock, limited liability company interest, partnership interest or other Equity Interests of any of the TBW Companies now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Indebtedness existing pursuant to the Notes and this Agreement; (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock, limited liability company interest, partnership interest or other Equity Interests of any of the TBW Companies now or hereafter outstanding; and (v) any payment under any noncompete agreement.

         "SEC REPORTS" with respect to any Person shall mean all forms, reports, statements and other documents (including, without limitation, exhibits, annexes, supplements and amendments to such documents) filed or required to be filed by it, or sent or made available by it to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable Governmental Authority since the date of such Person's initial public offering.

         "SECURITIES" shall mean, collectively, the Notes and the Warrants.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

         "SENIOR DEBT PAYMENTS" shall mean and include (a) required interest payments on any Advances (as defined under the Current Senior Loan Agreement), plus (b) scheduled payments of principal with respect to the Term Loans (as defined in the Current Senior Loan Agreement), plus (c) payments due in respect to Capitalized Lease Obligations, plus (d) all principal and interest payments due with respect to any other Indebtedness for borrowed money (including without limitation for such purposes payments on the Indebtedness created under the Transaction Documents, but excluding payments to any TBW Party or Affiliate with respect to Indebtedness for borrowed money).

         "SENIOR INDEBTEDNESS" shall mean "Senior Indebtedness" as such term is defined in the Subordination Agreement.

         "SENIOR LOAN AGREEMENT" shall mean the Loan and Security Agreement, dated as of January 7, 2005, initially among the TBW Parties, the financial institutions which are or hereafter become a party thereto (collectively, the "LENDERS"), PNC Bank, National Association, as administrative agent for Lenders, and Manufacturers and Traders Trust Company, as collateral agent and as funding agent for Lenders ("AGENT"), as amended by the First Amendment to Loan and Security Agreement, dated as of July 29, 2005, among the TBW Parties, the Lenders and Agent (the "SENIOR LOAN AMENDMENT"), as the same may be further amended, modified, restated, refinanced or replaced in accordance with the terms of the Subordination Agreement.

         "SOLVENT" shall mean, with respect to the TBW Companies considered as a whole, based on the Pro Forma Balance Sheet, that (i) the assets and the property of the TBW Companies, considered as a whole, exceed the aggregate liabilities (including, without limitation, contingent and unliquidated liabilities) of the TBW Companies, considered as a whole, (ii) after giving effect to the transactions contemplated by the Transaction Documents, the TBW Companies, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the transactions contemplated by the Transaction Documents, the TBW Companies, considered as a whole, are able to both service and pay their liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is reasonably likely to become an actual or matured liability.

         "SUBORDINATION AGREEMENT" shall mean the Subordination and Intercreditor Agreement by and among, the TBW Parties, Agent, and the Note Purchasers in the form attached hereto as Exhibit J.

         "SUBSIDIARY" of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Parent.

         "SUBSIDIARY GUARANTY" shall mean the guaranty executed by TBWC in the form attached hereto as Exhibit D.

         "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code ss.59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including, without limitation, any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, and including, without limitation, any amendment thereof.

         "TBW COMPANIES" shall mean the TBW Parties and each of their respective Subsidiaries.

         "TBW PARTIES" shall mean the Borrowers and the Guarantors.

         "TENDERED SHARES" shall mean the shares of Common Stock that are tendered in connection with the Tender Offer and not withdrawn prior to the Expiration Time (as such term is defined in the Form TO).

         "TENDER OFFER" shall mean Parent's offer to purchase up to 1,500,000 shares of its Common Stock at a price not greater than $7.50 nor less than $5.00 per share as described in the Parent's Form TO.

         "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of a TBW Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any material event or condition (a) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that would reasonably be expected to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the TBW Parties or any member of the Controlled Group from a Multiemployer Plan.

         "TRADING WITH THE ENEMY ACT" shall mean the foreign assets control regulations of the United States of America Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

         "TRANSACTION DOCUMENTS" shall mean collectively, this Agreement, the Fee Letter, the Notes, the Warrants, the Registration Rights Agreement, the Co-Sale Agreement, the Guaranties, the Subordination Agreement, the Certificate of Incorporation, and the By-laws.

         "USA PATRIOT ACT" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         "WHOLLY-OWNED SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity of which 100% or more of the voting power of the voting equity securities or other Equity Interests is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Wholly-Owned Subsidiary" or to "Wholly-Owned Subsidiaries" in this Agreement shall refer to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of Parent.

         "WARRANTS" shall mean the AEAMF Warrant and the AEAUMF Warrant.

         "WOOD'S MEXICO" shall mean Industrial Blaju S.A., de C.V.

         1.2 ACCOUNTING TERMS: FINANCIAL STATEMENTS. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP. Financial statements and other information furnished after the date hereof pursuant to the Agreement or any of the other Transaction Documents shall be prepared in accordance with GAAP as in effect at the time of such preparation, provided, however, that no "Accounting Changes" (as defined below) shall be taken into account in determining compliance with the financial covenants, standards or terms in this Agreement. Parent shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the basis for calculating financial covenant compliance (the calculation of financial covenant compliance shall not be based upon nor reflect such Accounting Changes) and the financial statements delivered (which shall reflect such Accounting Changes). "ACCOUNTING CHANGES" means: (a) changes in accounting principles required by GAAP and implemented by Parent; (b) changes in accounting principles recommended by the Parent's certified public accountants and implemented by Parent; and (c) changes in carrying value of the any of the TBW Companies assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the purchase and sale of the Securities or the other transactions described in the Transaction Documents, or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma Balance Sheet. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

         1.3 KNOWLEDGE OF THE TBW PARTIES. All references to the knowledge of any TBW Party or the TBW Parties or to facts known by any TBW Party or the TBW Parties shall mean actual knowledge or notice of the Chairman, Chief Executive Officer, President, Chief Financial Officer or other executive officer of any of the TBW Parties or knowledge which such Person could reasonably have acquired through the exercise of due inquiry.

                                   ARTICLE 2

                       PURCHASE AND SALE OF THE SECURITIES
                       -----------------------------------

         2.1 PURCHASE AND SALE OF THE NOTES. Subject to the terms and conditions herein set forth, the Borrowers agree that they will issue and sell to (a) AEAM Funding, and AEAM Funding agrees that it will acquire from the Borrowers on the Closing Date, the AEAM Funding Note and (b) AEAUMF, and AEAUMF agrees that it will acquire from the Borrowers on the Closing Date, the AEAUMF Note, in each case substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith. The purchase price of the AEAM Funding Note shall be $9,903,896.20 and the purchase price of the AEAUMF Note shall be $4,681,983.80.

         2.2 PURCHASE AND SALE OF WARRANTS. Subject to the terms and conditions herein set forth, Parent agrees that it will issue and sell to (a) AEAMF, and AEAMF agrees that it will acquire from Parent on the Closing Date, the AEAMF Warrant and (b) AEAUMF, and AEAUMF agrees that it will acquire from Parent on the Closing Date, the AEAUMF Warrant, in each case substantially in the form attached hereto as Exhibit B, appropriately completed in conformity herewith. The purchase price for the AEAMF Warrant shall be $281,189.86 and the purchase price for the AEAUMF Warrant shall be $132,930.14.

         2.3 FEES; EXPENSES. Concurrently with the execution hereof, the Borrowers shall (a) pay to the Manager such fees as are set forth in the fee letter, dated as of the date hereof (the "FEE LETTER"), among Borrowers and Manager as are payable on the date hereof and (b) reimburse all of the Manager's and Purchasers' reasonable out-of-pocket expenses (including, without limitation, fees, charges and disbursements of counsel and consultants) incurred in connection with (i) the negotiation and execution and delivery of this Agreement and the Transaction Documents and the Purchasers' due diligence investigation and (ii) the transactions contemplated by this Agreement and the other Transaction Documents, which payments shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchasers (collectively, the "EXPENSES"). On the Closing Date, the Borrowers shall (a) pay to the Manager such fees as are set forth in the Fee Letter as are payable on such date and (b) to the extent not previously reimbursed, reimburse all of the Manager's and Purchasers' Expenses.

         2.4 CLOSING. The purchase and issuance of the Notes and Warrants shall take place at the closing (the "CLOSING") to be held at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch St. Philadelphia, PA 19103 at 10:00 a.m., local time, on the date Parent accepts the Tendered Shares for payment as contemplated in the Form TO (the "CLOSING DATE"). At the Closing, (i) the Borrowers shall deliver (A) the AEAM Funding Note, to AEAM Funding against delivery by AEAM Funding to the Borrowers of the purchase price therefor and (B) the AEAUMF Note, to AEAUMF against delivery by AEAUMF to the Borrowers of the purchase price therefor, and (ii) Parent shall deliver (A) the AEAMF Warrant to AEAMF against delivery by AEAMF to Parent of the purchase price therefor and (B) the AEAUMF Warrant to AEAUMF against delivery by AEAUMF to Parent of the purchase price therefor. In each case, payment of such purchase price shall be by wire transfer to an account designated by Parent at least two Business Days prior to the Closing Date. If the consummation of the Tender Offer shall not have occurred on or prior October 28, 2005, this Agreement shall terminate without any liability of any party to any other party; provided, however, that
Section 2.3, Article 7 and Article 11 (other than Section 11.1) shall survive such termination.

         2.5 FINANCIAL ACCOUNTING POSITIONS; TAX REPORTING. Each of the parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Securities set forth herein provided that the Purchasers have consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all other purposes, including without limitation, for all U.S., federal, state foreign and local Tax purposes.

                                   ARTICLE 3

                          CONDITIONS TO THE RESPECTIVE
                          OBLIGATIONS OF THE PURCHASERS
                           TO PURCHASE THE SECURITIES
                          -----------------------------

     The obligation of the Purchasers to purchase the Notes and the Warrants, to pay the purchase prices therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Purchasers of the following conditions on or before the Closing Date.

         3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the TBW Parties contained in Article 5 hereof shall be true and correct at and as of the date hereof and true and correct in all material respects as of the Closing Date as if made at and as of such date; provided, however, that any such representations and warranties that are qualified as to materiality shall be true and correct in all respects as of the date hereof and as if made at and as of the Closing Date.

         3.2 COMPLIANCE WITH THIS AGREEMENT. The TBW Parties shall have performed and complied with all of its agreements and conditions set forth or contemplated hereby that are required to be performed or complied with by the TBW Parties on or before the Closing Date.

         3.3 PROCEEDINGS. All corporate and other proceedings taken or required to be taken by the Borrowers and the Borrowers shareholders or members in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers.

         3.4 COMPLIANCE CERTIFICATE. The Purchasers shall have received at the Closing a certificate, executed by the Chief Executive Officer, President or a Vice President of each of the TBW Parties, certifying that the conditions specified in Sections 3.1 and 3.2 hereof have been fulfilled in their entirety and certifying that there has been no material adverse change in the Condition of the Companies since the date of the most recent balance sheet included in the Financial Statements.

         3.5 SECRETARY'S AND MANAGER'S CERTIFICATES. The Purchasers shall have received certificates from each of the TBW Parties, dated the Closing Date and signed by the Secretary or an Assistant Secretary of such TBW Party (or in the case of PEC, by a managing member of PEC), certifying (a) that the attached copies of the Certificate of Incorporation and By-laws of such TBW Party, and resolutions of the Board of Directors of such TBW Party (or in the case of PEC, the members of PEC) approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect, and (b) the incumbency and specimen signature of each officer of such TBW Party executing any Transaction Document to which it is a party or any other document delivered in connection herewith and therewith on behalf of such TBW Party.

         3.6 PURCHASE OF NOTES AND WARRANTS PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Notes and the Warrants to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated by the Transaction Documents (a) shall not be prohibited by any Requirement of Law,
(b) shall not subject any Purchaser to any material penalty or other material restriction under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which each Purchaser or the transactions contemplated by the Transaction Documents are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

         3.7 OPINION OF COUNSEL. The Purchasers shall have received an opinion of outside counsel to the TBW Parties, dated as of the Closing Date, relating to the transactions contemplated by the Transaction Documents, in form and substance reasonably satisfactory to the Purchasers.

         3.8 CONSENTS AND APPROVALS. All Consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of each of the TBW Companies, including, without limitation, any consents or approvals required under the Senior Loan Agreement, necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the issuance of, and the payment of interest on, the Notes and the issuance of the Warrants and the shares of Common Stock upon the exercise of the Warrants) by the TBW Parties, or enforcement against each of the TBW Parties, of each of the Transaction Documents to which it is a party shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof.

         3.9 GUARANTIES. The Parent Guaranty shall have been duly executed and delivered by Parent and the Subsidiary Guaranty shall have been duly executed and delivered by TBWC.

         3.10 CO-SALE AGREEMENT. The Co-Sale Agreement shall have been duly executed and delivered by all of the parties thereto.

         3.11 REGISTRATION RIGHTS AGREEMENT. Parent shall have duly executed and delivered the Registration Rights Agreement.

         3.12 NO JUDGMENT OR ORDER. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which seeks to enjoin or restrain the purchase of the Notes and the Warrants hereunder or subject any Purchaser to any material penalty or other material restriction under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

         3.13 GOOD STANDING CERTIFICATES. The TBW Parties shall have delivered to the Purchasers as of the Closing Date, good standing certificates for each of the TBW Parties for each of their respective jurisdictions of incorporation and all other jurisdictions where they do business.

         3.14 NO LITIGATION. No action, suit or proceeding before any court or any Governmental Authority shall have been commenced or threatened, no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall have, to the knowledge of any of the TBW Parties, been threatened against any of the Purchasers and the TBW Companies which would, if resolved adversely to any of the Purchasers and the TBW Companies, severally or in the aggregate, materially and adversely affect the Condition of the Companies.

         3.15 SENIOR CREDIT FACILITY. After giving effect to the repayment of Senior Indebtedness contemplated by Section 8.10((ii)(A), the amount of term loans outstanding under the Current Senior Loan Agreement shall be no greater than $9,000,000 and the Borrowers shall have the ability to obtain credit extensions of revolving loans and letters of credit of up to $18,300,000.

         3.16 SUBORDINATION AGREEMENT. The Subordination Agreement shall have been executed and delivered by all the parties thereto and shall be in form and substance satisfactory to the Purchasers.

         3.17 TENDER OFFER. Purchasers shall have received evidence, reasonably satisfactory to Purchasers, that (a) the conditions (other than the financing provided hereunder) to the consummation of the Tender Offer, have been satisfied

(and not waived), and (ii) Parent has accepted at least 500,000 Tendered Shares for payment as contemplated by the Form TO.

         3.18 CAPITALIZATION. (a) Since the date hereof, Parent shall not have issued any stock, bonds or other corporate securities or other Equity Interests (other than shares of Common Stock issued pursuant to the exercise of Management Options, and (b) except for the Management Options, there will be no outstanding securities convertible into or exchangeable for capital stock or other Equity Interests of any of the TBW Companies or options, warrants or other rights to purchase or subscribe to capital stock or other Equity Interests of any of the TBW Companies or contracts, commitments, agreements, understandings or arrangements of any kind to which any of the TBW Companies is a party relating to the issuance of any capital stock or other Equity Interests of any of the TBW Companies, any such convertible or exchangeable securities or any such options, warrants or rights.

                                   ARTICLE 4

                          CONDITIONS TO THE OBLIGATIONS
                 OF THE COMPANY TO ISSUE AND SELL THE SECURITIES
                 -----------------------------------------------

         The obligations of the Parent and the Borrowers to issue and sell the Securities and to perform its other obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by, the Parent and the Borrowers of the following conditions on or before the Closing Date:

         4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Article 6 hereof shall be true and correct at and as of the date hereof and true and correct in all material respects as of the Closing Date as if made at and as of such date; provided, however, that any such representations and warranties that are qualified as to materiality shall be true and correct in all respects as of the date hereof and as if made at and as of the Closing Date.

         4.2 COMPLIANCE WITH THIS AGREEMENT. The Purchasers shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The TBW Parties, jointly and severally, hereby represent and warrant to the Purchasers as follows:

         5.1 CORPORATE EXISTENCE AND POWER. Each of the TBW Companies: (a) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization listed on Schedule 5.1; (b) has all requisite corporate or company power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is, duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction listed on Schedule 5.1, which constitute all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on the Condition of the Companies; and
(d) has the corporate or company power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party and to borrow hereunder and thereunder.

         5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each of the TBW Parties of each of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated thereby (including, without limitation, the issuance of, and the payment of interest on, the Notes and the issuance of the Warrants and the shares of Common Stock upon the exercise of the Warrants): (a) have been duly authorized by all necessary corporate or company action, as the case may be, and if required, stockholder or member, as the case may be, action; (b) do not and will not contravene the terms of the Certificate of Incorporation or By-Laws of any of the TBW Companies or any Requirement of Law applicable to any such TBW Company or its assets, business or properties; (c) do not and will not (i) conflict with, contravene, result in any material violation or breach of or material default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment, or (iii) require acceleration, cancellation or modification of any Contractual Obligation of any of the TBW Companies; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any material property, asset or business of any of the TBW Companies.

         5.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, Consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law or Contractual Obligation, and no lapse of a waiting period under a Requirement of Law or Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by (including, without limitation, the issuance of, and the payment of interest on, the Notes and the issuance of the Warrants and the shares of Common Stock upon the exercise of the Warrants), or enforcement against, any of the TBW Parties of any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         5.4 BINDING EFFECT. This Agreement has been, and each of the Transaction Documents to which any of the TBW Parties will be a party to will be, duly executed and delivered by the such TBW Parties, and this Agreement constitutes, and each of the Transaction Documents to which any of the TBW Parties will be party to will constitute, the legal, valid and binding obligation of such TBW Party enforceable against such TBW Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

         5.5 LITIGATION. Except as set forth on Schedule 5.5, there is no legal action, suit, proceeding, claim or dispute pending or, to the knowledge of any of the TBW Parties, threatened, at law, in equity, in arbitration or before any

Governmental Authority against or affecting any of the TBW Companies with respect to which the amount in controversy exceeds $250,000 or that is reasonably likely, individually or in the aggregate, to have a material adverse effect on the Condition of the Companies. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents.

         5.6 COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.6, the TBW Companies are in compliance in all material respects with all Requirements of Law.

         5.7 NO DEFAULT OR BREACH. No event has occurred and is continuing or would result from the incurring of obligations by the TBW Parties under any of the Transaction Documents which constitutes a Default or an Event of Default.

         5.8 ANTI-TERRORISM LAWS; TRADING WITH THE ENEMY.

              (a) Neither TBW Parties, or any of them, nor any Affiliate of TBW Parties is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

              (b) Neither TBW Parties, or any of them, nor any Affiliate of TBW Parties or their respective agents acting or benefiting in any capacity in connection with the issuance of the Securities or other transactions hereunder, is any of the following (each a "BLOCKED PERSON"):

                  (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                  (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                  (iii) a Person with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                  (v) a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                  (vi) a Person who is affiliated or associated with a Person or entity listed above.

Neither TBW Parties, or any of them, nor to the knowledge of any TBW Party, any of their agents acting in any capacity in connection with the issuance of the Securities or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

              (c) No TBW Party has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

         5.9 TITLE TO PROPERTIES.

              (a) Schedule 5.9(a) contains a true, complete and correct list of all real property reflected on the Pro Forma Balance Sheet or used in connection with the respective businesses of the TBW Companies. The TBW Companies have good, indefeasible and marketable title in and to all real property and good title to all other properties reflected on the Pro Forma Balance Sheet or used in connection with their respective businesses, in each case, free and clear of all Liens, liabilities and rights except for Permitted Encumbrances.

              (b) Schedule 5.9(b) contains a list of all real property leases reflected on the Pro Forma Balance Sheet or used in connection with the respective businesses of the TBW Companies. The TBW Companies hold all of the right, title and interest of the tenant under the leases reflected on the Pro Forma Balance Sheet or used in connection with their respective businesses free and clear of all Liens, liabilities and rights except for Permitted Encumbrances.

         5.10 USE OF REAL PROPERTY. Except as set forth on Schedule 5.10:

              (a) (i) The owned and leased real properties listed in Schedules 5.9(a) and 5.9(b), as applicable, are used and operated in compliance and conformity in all material respects with all Contractual Obligations and Requirements of Law; (ii) none of the TBW Companies has received written notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or other Requirements of Law relating to the operations of either any of the TBW Companies and there is no material violation thereof.

              (b) All structures, improvements and other buildings that are owned or covered by leases listed in Schedules 5.9(a) and 5.9(b), as applicable, comply in all material respects with all applicable ordinances, codes, regulations and other Requirements of Law, have a valid and subsisting certificate of occupancy for their present use, and none of the TBW Companies has received any written notice from any Governmental Authority that is still outstanding of any failure to obtain any certificate, permit, license or approval with respect to the real property, or any intended revocation, modification or cancellation of same, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties in any material respect.

              (c) Each lease relating to leased real property reflected on the Pro Forma Balance Sheet or used in connection with the business of any of the TBW Companies is in full force and effect and each of the TBW Companies enjoys peaceful and undisturbed possession thereunder. There is no material default on the part of any of the TBW Companies or event or condition which (with notice or lapse of time, or both) would constitute a default on the part of any of the TBW Companies under any such lease. There are no pending or, to the knowledge of any of the TBW Parties, threatened condemnation or eminent domain proceedings that would affect any part of the real property or the leased property reflected on the Pro Forma Balance Sheet or used in connection with the business of the TBW Companies. There are no actions, suits or proceedings pending or, to the knowledge of any of the TBW Parties, threatened against the real property or the leased property reflected on the Pro Forma Balance Sheet or used in connection with the business of the TBW Companies, at law or in equity, before any Governmental Authority which would affect in any material respect title to such real property or the leased property.

         5.11 TAXES.

              (a) The TBW Companies have filed (taking into account all applicable extensions) all material Tax Returns the TBW Companies are required by law to file and have paid all Charges that are due and payable (whether or not shown on any Tax Return), except for Taxes being contested in good faith for which adequate reserves have been established. All Tax Returns of the TBW Companies have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2003. The provision for Taxes on the books of the TBW Companies are adequate for all years not closed by applicable statutes, and for the current fiscal year; and no TBW Party has knowledge of any material deficiency or additional assessment in connection therewith not provided for on its respective books. None of the TBW Companies currently is the beneficiary of any extension of time within which to file any Tax Return. Each TBW Company's federal tax identification number is set forth on
Schedule 5.11.

              (b) There are no Liens, other than Permitted Encumbrances, on any of the assets of any of the TBW Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

              (c) Each of the TBW Companies has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

              (d) None of the TBW Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (e) None of the TBW Companies has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). None of the TBW Companies is a party to any Tax allocation or sharing agreement.

              (f) None of the TBW Companies has any liability for the Taxes of any person or entity other than the TBW Companies (i) under Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

         5.12 SEC REPORTS; FINANCIAL CONDITION.

              (a) SEC Reports. Parent has filed all SEC Reports and has made available to the Purchasers each SEC Report. None of the TBW Parties has any knowledge of any event occurring on or prior to the Closing Date (other than the transactions contemplated by this Agreement) that would require the filing of a Form 8-K after the Closing. The SEC Reports of Parent, including, without limitation, any financial statements or schedules included or incorporated therein by reference, (i) comply in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those SEC Reports, in light of the circumstances under which they were made, not misleading. None of the TBW Companies (other than Parent) (i) is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the Commission or any national securities exchange or quotation service or comparable Governmental Authority, or (ii) has filed a registration statement that has not yet become effective under the Securities Act.

              (b) Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of Parent have signed, and Parent has furnished to the Commission, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and none of the TBW Companies and any of their respective officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The TBW Companies are otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission.

              (c) Financial Statements. Except as set forth on Schedule 5.12, each of the consolidated balance sheets of the TBW Companies and the related consolidated statements of income, stockholders' equity and cash flow, together with the notes thereto (collectively, the "FINANCIAL STATEMENTS"), which are included in or incorporated by reference into the SEC Reports of the Parent filed on or after January 1, 2002 fairly present, in all material respects, the financial position of each of the TBW Companies as of the respective dates thereof, and the results of operations and cash flows of each of the TBW Companies as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto and subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments. Except as set forth on Schedule 5.12 or on the face of the balance sheets which are a part of the Financial Statements, none of the TBW Companies had any material obligation, indebtedness or liability (whether accrued, absolute, contingent or otherwise, known or unknown, and whether due or to become due), other than those incurred since June 30, 2005 in the Ordinary

Course of Business and which are fully reflected on the TBW Companies' books of account and which, individually or in the aggregate, would not materially and adversely affect the Condition of the Companies.

              (d) Pro Forma Balance Sheet. The Pro Forma Balance Sheet delivered to the Purchasers sets forth the assets and liabilities of each of the TBW Companies on a pro forma consolidated basis after taking into account the consummation of the transactions contemplated by the Transaction Documents as of the Closing Date in question. The Pro Forma Balance Sheet has been prepared by the TBW Parties in accordance with GAAP, consistently applied, and fairly presents in all material respects the assets and liabilities of the TBW Companies on a consolidated basis, reflecting the consummation of the transactions contemplated by the Transaction Documents and based on the assumptions set forth therein as of the Closing Date.

              (e) Projections. The projections of the TBW Companies on a consolidated basis, dated July 20, 2005, heretofore delivered to the Purchasers
(i) were prepared by the TBW Companies in the Ordinary Course of Business consistent with past practice, (ii) are the most current projections prepared by the TBW Companies relating to the periods covered thereby, and (iii) are based on assumptions which were reasonable when made and such assumptions and projections are reasonable on the date hereof. None of the TBW Companies has delivered to any Person any later dated projections.

         5.13 OPERATING COMPANY. Each of the TBW Companies is "an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of "capital" within the meaning of the U.S. Department of Labor plan asset regulations, 29 C.F. R. ss.2510.3-101.

         5.14 DISCLOSURE.

              (a) Agreement and Other Documents. This Agreement, together with all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to the Purchasers by the TBW Companies at the Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

              (b) Material Adverse Effects. There is no fact known to any of the TBW Parties, which the TBW Parties have not disclosed to the Purchasers in writing which materially adversely affects or, insofar as any of the TBW Parties can reasonably foresee, could materially adversely affect, the Condition of the Companies.

         5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2004, except as set forth on Schedule 5.15, each of the TBW Companies has operated its business in the ordinary course and none of the TBW Companies has (i) issued any stock, bonds or other corporate securities or other Equity Interests, (ii) borrowed any amount or incurred any liabilities (whether accrued, absolute, contingent or otherwise, known nor unknown, and whether due or to become due), other than in the Ordinary Course of Business, in excess of $250,000, (iii) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute or contingent), other than in the Ordinary Course of Business, in excess of $250,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities or made any other Restricted Payment, (v) mortgaged, pledged or subjected to Lien (other than Permitted Encumbrance) any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets other than sales of Inventory or used or worn-out property, all in the Ordinary Course of Business, or canceled any debts or claims that are material, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (viii) suffered any material casualty losses of property, or waived any rights of substantial value, (ix) suffered any material adverse change in the Condition of the Companies, (x) expended any material amount, granted any bonuses or extraordinary salary increases except in the Ordinary Course of Business, (xi) entered into any transaction involving consideration in excess of $250,000 except as otherwise contemplated hereby, or
(xii) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate of any of the TBW Companies. To the knowledge of any of the TBW Parties, no material adverse change in the Condition of the Companies is threatened or reasonably likely to occur.

         5.16 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.16:

              (a) The property, assets and operations of each of the TBW Companies are and have been in compliance in all material respects with all applicable Environmental Laws; there are no Hazardous Materials stored or, to the knowledge of any of the TBW Parties, otherwise located in, on or under any of the property or assets of any of the TBW Companies, including, without limitation, the groundwater, except in compliance in all material respects with applicable Environmental Laws; and, to the knowledge of any of the TBW Parties there have been no material releases or threatened releases of Hazardous Materials in, on or under any property that requires remediation by the TBW Companies pursuant to applicable Environmental Laws that have not been remediated to the satisfaction of the appropriate Governmental Authorities with jurisdiction and in material compliance with Environmental Laws.

              (b) None of the TBW Companies have received any written notice that the property, assets or operations of any of the TBW Companies is the subject of any federal, state or local investigation that is pending and unresolved evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or
(ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

              (c) None of the TBW Companies has received any written notice or claim, nor are there pending, or, to the knowledge of any of the TBW Parties, threatened lawsuits or proceedings against any of them, with respect to material violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment that would reasonably be expected to be material, and none of the TBW Companies is or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "National Priorities List" or "CERCLIS List,"
(ii) has or had any subsurface storage tanks owned or operated by any of the TBW Companies located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the Ordinary Course of Business, a petroleum products storage facility.

         5.17 INVESTMENT COMPANY/GOVERNMENT REGULATIONS. None of the TBW Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the TBW Companies is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.18 SUBSIDIARIES.

              (a) Schedule 5.18 sets forth a complete and accurate list of all of the Subsidiaries of each of the TBW Parties together with their respective jurisdictions of incorporation or organization. All of the outstanding shares of capital stock or, or other Equity Interests in, the Subsidiaries are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.18, as of the Closing Date, all of the outstanding shares of capital stock of, or other Equity Interests in, each of the Subsidiaries are owned by a TBW Party or by a Wholly-Owned Subsidiary of a TBW Party free and clear of any Liens. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities or Equity Interests of the Subsidiary.

              (b) Except for the Subsidiaries disclosed on Schedule 5.18, none of the TBW Parties owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock or other Equity Interests of any other corporation, or (ii) any voting or participating interest or other Equity Interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.

         5.19 CAPITALIZATION.

              (a) The authorized capital stock of Parent consists of 10,000,000 shares of Common Stock, of which 5,195,826 shares are issued and outstanding and 100 shares of preferred stock, $.01 par value per share (the "PREFERRED STOCK"), of which no shares were issued and outstanding. Parent has no shares of capital stock held in treasury. As of the Closing Date, after giving effect to the transactions contemplated by the Transaction Documents, the authorized capital stock of Parent shall consist of 10,000,000 shares of Common Stock and 100 shares of Preferred Stock, and there will be: (i) no shares of Preferred Stock issued and outstanding; (ii) 174,000 shares of Common Stock reserved for issuance upon exercise of the Warrants; and (iii) 1,000,000 shares of Common Stock reserved for issuance pursuant to the exercise of stock options issuable in accordance with the terms of the TB Wood's Corporation 1996 Stock-Based Incentive Compensation Plan ("MANAGEMENT OPTIONS"). The Warrants, the Management Options and all outstanding shares of capital stock of Parent have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of Parent are, and the shares of Common Stock issuable upon exercise of the Warrants and the Management Options, when issued, will be, validly issued, fully paid and nonassessable and shall be free and clear of all Liens and the issuance of foregoing has not been or will not be, as the case may be, subject to preemptive rights in favor of any Person and will not result in the issuance of any additional shares of capital stock of Parent or the triggering of any anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of Parent. As of the date hereof, the number of Tendered Shares exceeds 1,500,000.

              (b) On the Closing Date, except for the Warrants and the Management Options, there will be no outstanding securities convertible into or exchangeable for capital stock or other Equity Interests of any of the TBW Companies or options, warrants or other rights to purchase or subscribe to capital stock or other Equity Interests of any of the TBW Companies or contracts, commitments, agreements, understandings or arrangements of any kind to which any of the TBW Companies is a party relating to the issuance of any capital stock or other Equity Interests of any of the TBW Companies, any such convertible or exchangeable securities or any such options, warrants or rights.

         5.20 PRIVATE OFFERING. No form of general solicitation or general advertising was used by any of the TBW Companies, or their respective representatives in connection with the offer or sale of the Securities. No registration or qualification of the Securities or Common Stock issuable upon the exercise of the Warrants pursuant to the provisions of the Securities Act or the state securities or "blue sky" laws will be required for the offer, sale or issuance of the Securities pursuant to this Agreement or of the Common Stock issuable upon the exercise of the Warrants. Each of the TBW Parties agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities or any other security so as to require the registration or qualification of the Securities or Common Stock issuable upon the exercise of the Warrants pursuant to the provisions of he Securities Act or any state securities or "blue sky" laws, unless such Securities or Common Stock issuable upon the exercise of the Warrants are so registered.

         5.21 BROKER'S, FINDER'S OR SIMILAR FEES. Except as provided in Section
2.3 or as set forth on Schedule 5.21 there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated by the Transaction Documents based on any agreement, arrangement or understanding with any of the TBW Companies, or any action taken by any such Person.

         5.22 LABOR RELATIONS. There is (a) no unfair labor practice, charge or complaint pending or, to the knowledge of any of the TBW Parties, threatened against any of any of the TBW Companies before the National Labor Relations Board or any state labor relations board or agency and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the knowledge of any of the TBW Parties, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of any of the TBW Parties threatened against any of the TBW Companies, (c) no union representation question existing with respect to the employees of any of the TBW Companies and no union organizing activities are taking place or, to the knowledge of any of the TBW Parties, threatened, and (d) no employment contract with any employee or independent contractor of any of the TBW Companies. Each of the TBW Companies is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, regulation and monitoring of the workplace, terms and conditions of employment and wages and hours. Except as set forth in Schedule 5.22, none of the TBW Companies is a party to any collective bargaining agreement.

         5.23 EMPLOYEE BENEFIT PLANS.

              (a) Employee Benefit Plans and Liabilities. None of the TBW Companies nor any ERISA Affiliate has contributed to nor has any actual or contingent, direct or indirect, material liability in respect of any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit arrangement, payment, policy or program of any kind whatsoever not subject to ERISA (collectively, the "PLANS"), within the five-consecutive-year period immediately preceding the first day of the year in which the Closing Date occurs other than those liabilities with respect to such Plans specifically described on Schedule 5.23(a). Schedule 5.23(a) sets forth all Plans. At no time during such five year period has any of the TBW Companies or any ERISA Affiliate participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA), nor during such period has any of the TBW Companies or any ERISA Affiliate had an obligation to participate in or contribute to any such multiemployer plan. No agreement subject to section 4204 of ERISA has been entered into in connection with the transactions contemplated by the Transaction Documents. There are no actions, suits or claims, other than for benefits in the ordinary course, pending or, to the knowledge of any of the TBW Parties, threatened against any of the TBW Companies, an ERISA Affiliate or the Plans which might subject any of the TBW Companies or any ERISA Affiliate to any material liability. The TBW Parties have made available to the Purchasers accurate and complete copies of all of the Plans. No Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived. Each of the TBW Companies and each ERISA Affiliate has met all applicable minimum funding requirements under
Section 302 of ERISA in respect of each Plan. No event has occurred which would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan. As of the date hereof, the present value of the accrued benefits of any Plan which is a tax-qualified Defined Benefit Plan does not exceed the current value of the assets by more than (A) $100,000 in the case of any Plan, and (B) $500,000 in the case of all Plans in the aggregate. No TBW Company nor any ERISA Affiliate knows of any existing facts or circumstances that would materially change the aggregate value of such assets and accrued benefits and other liabilities or that could reasonably be expected to result in the imposition of any lien on any of assets of the Borrower or any member of the Controlled Group pursuant to either Title I or IV of ERISA or to any penalty or excise tax under Section 401(a)(29) or 412 of the Code.

              (b) Plan Compliance. Each of the TBW Companies is in compliance in all material respects with all reporting, disclosure and registration requirements applicable to it under the Code, ERISA and all federal and state securities laws, and Department of Labor, Internal Revenue Service and Commission rules and regulations promulgated thereunder, with respect to all of the Plans. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA or any other federal or state law is pending or to the knowledge of any of the TBW Parties threatened against any fiduciary of the Plans in his or her capacity as fiduciary of the Plans. No Plan, or any fiduciary thereof, has been, or is currently, the direct or indirect subject of an audit, investigation or examination by any Governmental Authority. All of the Plans comply currently, and have complied at all times, both as to form and operation, in all material respects, with their terms and with all Requirements of Law. Each of the Plans maintained by any of the TBW Companies or an ERISA Affiliate that is intended to be tax-qualified and is an

"employee benefit pension plan" (within the meaning of Section 3(2)(A) of ERISA) has obtained a favorable determination (covering all changes or amendments applicable under Requirements of Law) from the Internal Revenue Service as to its qualification under Sections 401(a) and 501(a) of the Code or is within the remedial amendment period (as provided in Section 401(b) of the Code) for making any required changes or amendments, and nothing has occurred before or after the date of each such determination letter as would reasonably be expected to adversely affect such qualification. All material amounts that are currently owing to Plan participants (including, without imitation, former Plan participants), or contributions required to be made to the Plans have been timely paid or contributed with respect to all periods prior to the Closing Date or provided for by adequate reserves on the Pro Forma Balance Sheet.

              (c) Prohibited Transactions. No Plan, nor any related trust, nor any of the TBW Companies, or to the knowledge of any of the TBW Parties, any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Code, respectively) with respect to the Plans, has engaged in any nonexempt "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code, respectively) which is reasonably likely to subject any of the Plans or related trusts, or any trustee, administrator or other fiduciary of any such Plan, or any of the TBW Companies or the Purchasers, or any other party dealing with the Plans, to the penalties or excise tax imposed on prohibited transactions by Section 502 of ERISA or Section 4975 of the Code which could have a material adverse effect on the Condition of the Companies.

              (d) COBRA. Each of the TBW Companies has complied in all material respects with the continuation coverage requirements of group health plans provided in Section 4980B of the Code, Sections 601 et seq. of ERISA, the Family and Medical Leave Act of 1993, and the regulations promulgated thereunder, and
(ii) there are no individual claims by any employee of any of the TBW Companies for any illness or accident which are expected to exceed $25,000 in health related costs to any of the TBW Companies within the twelve (12) month period following the Closing Date, which is not covered by insurance.

              (e) Miscellaneous. Except as set forth in Schedule 5.23(e), none of the TBW Companies, nor any Plan provides for or promises retiree medical or retiree life insurance benefits to any current or former employee, officer or director of any of the TBW Companies, other than continuation coverage required by section 4980B of the Code. None of the TBW Companies is a party to or obligated under any agreement, plan, contract or other arrangements that will result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code ss.280G.

         5.24 PATENTS, TRADEMARKS, ETC. Each of the TBW Companies own or are licensed or otherwise have the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights, including, without limitation, with respect to all software developed, owned or licensed by such TBW Company (collectively, the "RIGHTS"), being used to conduct its businesses as now operated. Schedule 5.24 sets forth a complete list of licenses or other Contractual Obligations relating to each TBW Company's Rights and of registrations of patents, trademarks, service marks and copyrights including, without limitation, any applications therefor constituting such Rights. To the knowledge of any of the TBW Parties, no Right or product, process, method, substance or other material presently sold by or employed by any of the TBW Companies, or which any of the TBW Companies contemplates selling or employing, infringes upon the Rights that are owned by or licensed to others. No litigation is pending and no claim has been made against any of the TBW Companies or, to the knowledge of any of the TBW Parties, is threatened, contesting the right of any of the TBW Companies to sell or use any Right or product, process, method, substance or other material presently sold by or employed by any of the TBW Companies. None of the TBW Companies has asserted any claim of infringement, misappropriation or misuse by any Person of any Rights owned by or licensed to any of the TBW Companies or to which any of them have exclusive use. Except as set forth on Schedule 5.24, no employee, officer or consultant of any of the TBW Companies has any proprietary, financial or other interest in any Rights owned or used by any of the TBW Companies in its businesses. Except as set forth on Schedule 5.24, none of the TBW Companies has any obligation to compensate any Person for the use of any Rights and none of the TBW Companies has granted any license or other right to use any of the Rights of any of the TBW Companies, whether requiring the payment of royalties or not. The TBW Companies have taken all reasonable measures to protect and preserve the security, confidentiality and value of their Rights, including, without limitation, trade secrets and other confidential information, including, without limitation, all algorithms, methods, technology or know-how incorporated or embedded in, or underlying, software licensed by any of the TBW Companies to third parties. All trade secrets and other confidential information of the TBW Companies are presently valued and protectible and are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than the TBW Companies or otherwise to the detriment of any of the TBW Companies. To the knowledge of any of the TBW Parties, no employee or consultant of any of the TBW Companies has used any trade secrets or other confidential information of any other Person in the course of his work for any of the TBW Companies. No patent, invention, device, principle or any statute, law, rule, regulation, standard or code is existing, pending or proposed which would restrict any of the TBW Companies' ability to use any of the Rights.

         5.25 POTENTIAL CONFLICTS OF INTEREST. Except as disclosed in the SEC Reports, none of the directors or executive officers of any of the TBW Companies or any Persons covered under Item 404(a), (b) or (c) of Regulation S-K of the Commission has entered into any transaction with any TBW Company that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the Commission.

         5.26 TRADE RELATIONS. Set forth on Schedule 5.26 is a true and correct list of the ten largest customers of the TBW Companies taken as a whole in terms of sales during the twelve-month period ended December 31, 2004 and the six-month period ended June 30, 2005, and a list of the five largest suppliers to the TBW Companies taken as a whole in terms of purchases during the twelve-month period ended December 31, 2004 and the six-month period ended June 30, 2005, as well as any sole source suppliers of goods or services for which there is no ready alternative to the TBW Companies on comparable terms. There exists no actual or, to the knowledge of any of the TBW Parties, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of any of the TBW Companies or its business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of such TBW Company, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially adversely affect the Condition of the Companies or prevent any TBW Company from conducting its business after the consummation of the transactions contemplated by the Transaction Documents, in substantially the same manner in which such business has heretofore been conducted.

         5.27 OUTSTANDING BORROWINGS. Schedule 5.27 lists (i) the amount of all Outstanding Borrowings of the TBW Companies (other than Indebtedness under this Agreement) as of the Closing, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the TBW Companies, (iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to the TBW Companies in connection with any Outstanding Borrowings.

         5.28 MATERIAL CONTRACTS. None of the TBW Companies is a party to any Contractual Obligation, or is subject to any Charge, corporate restriction, judgment, injunction, decree, or Requirement of Law, materially adversely affecting the Condition of the Companies. Schedule 5.28 lists all contracts, agreements, commitments and other Contractual Obligations of the TBW Companies as of the Closing Date, whether written or oral, other than (a) the Transaction Documents, (b) purchase orders in the Ordinary Course of Business, (c) any other contracts, agreements, commitments and other Contractual Obligations of any of the TBW Companies that do not extend beyond one year and involve the receipt or payment of not more than $100,000, and (d) the Plans. Each of the contracts, agreements, commitments and other Contractual Obligations of the TBW Companies required to be set forth on Schedule 5.28 (each a "MATERIAL CONTRACT") is in full force and effect. Each of the TBW Companies has satisfied in full or provided for all of its liabilities and obligations under each Material Contract requiring performance prior to the date hereof in all material respects, and is not in material default under any of them, nor, to the knowledge of any of the TBW Parties, does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of any of the TBW Parties, no other party to any such Material Contract is in material default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Except as set forth on Schedule 5.28, no approval or Consent of any Person is needed for all of the Material Contracts to continue to be in full force and effect.

         5.29 INSURANCE. Schedule 5.29 accurately summarizes all of the material insurance policies or programs of the TBW Companies in effect as of the date hereof, and indicates the insurer's name, amount of coverage, and type of coverage, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 8.8 hereof. To the knowledge of each of the TBW Parties, all such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby.

         5.30 PRODUCTS LIABILITY. Except as set forth on Schedule 5.30, there is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of any of the TBW Parties, threatened, by or before any Governmental Authority against any of the TBW Companies relating to any product alleged to have been sold by any of the TBW Companies and alleged to have been defective, or improperly designed or manufactured, with respect to which the amount in controversy exceeds $250,000 or that is reasonably likely, individually or in the aggregate, to have a material adverse effect on the Condition of the Companies, nor to the knowledge of any of the TBW Parties is there any valid basis for any such action, proceeding or investigation.

         5.31 SOLVENCY. The TBW Companies, taken as a whole, are Solvent.

         5.32 LOCATION OF ASSETS. The chief executive offices of the TBW Companies and the books and records of the TBW Companies concerning its accounts (as such term is defined in the Uniform Commercial Code) are located only at the address set forth on Schedule 5.32 identified as such, and the only other places of business and locations of assets of any of the TBW Companies, if any, are the addresses set forth on Schedule 5.32.

         5.33 INTERNAL ACCOUNTING CONTROLS. Except as set forth in Schedule 5.33, since December 31, 2004, to the knowledge of any of the TBW Parties, none of the TBW Companies, nor any director, officer or employee, or (to the knowledge of any of the TBW Parties) any auditor, accountant, attorney or representative of any of the TBW Companies has received or otherwise had or obtained knowledge of (i) any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of any of the TBW Companies or their respective internal accounting controls, including any complaint, allegation, assertion or claim that any of the TBW Companies has engaged in questionable accounting or auditing practices, or (ii) any fraud, whether or not material, that involves management or other employees of any of the TBW Companies who have a significant role in any of the TBW Companies' internal controls.



                                   ARTICLE 6

                               REPRESENTATIONS AND
                           WARRANTIES OF THE PURCHASER
                           ---------------------------

         Each Purchaser, severally but not jointly, hereby represents and warrants as to itself as follows:

         6.1 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Purchaser of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

         6.2 BINDING EFFECT. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.3 NO LEGAL BAR. The execution, delivery and performance of this Agreement by the Purchaser will not violate any Requirement of Law applicable to it.

         6.4 PURCHASE FOR OWN ACCOUNT. The Securities to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Notes or the Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control. If the Purchaser should in the future decide to dispose of any of the Securities, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting of a legend on certificates representing all of the Securities to the following effect: "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

         6.5 BROKER'S, FINDER'S OR SIMILAR FEES. Except as set forth in Section
2.3 hereof, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated by the Transaction Documents based on any agreement, arrangement or understanding with the Purchaser or any action taken by it.

         6.6 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT. No approval, Consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against it of this Agreement or the transactions contemplated by the Transaction Documents.

                                   ARTICLE 7

                                 INDEMNIFICATION
                                 ---------------

         7.1 INDEMNIFICATION. In addition to all other sums due hereunder or provided for in this Agreement, the TBW Parties (collectively, the "INDEMNIFYING PARTIES"), jointly and severally, agree to indemnify and hold harmless each Purchaser and its Affiliates and each of their respective officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses

(including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between any of the TBW Companies (and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value (collectively, "LIABILITIES") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of any of the TBW Companies in this Agreement, the Registration Rights Agreement, the Co-Sale Agreement, the Notes, the Warrants, or the other Transaction Documents, including without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement, the Notes or the other Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by any of the Purchasers and the TBW Companies, or any holders of equity or indebtedness of any of the TBW Companies or derivative actions brought by any Person claiming through or in any of the TBW Companies'
name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that no Indemnifiying Party shall be liable under this Section 7.1 to an Indemnified Party: (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without the Parent's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Parties shall make the maximum contribution to the payment and satisfaction of such Liabilities that shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Parties to indemnify for expenses as set forth above, the Indemnifying Parties shall be obligated, jointly and severally, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between any of the TBW Companies and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

         7.2 PROCEDURE; NOTIFICATION. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from any of the Indemnifying Parties under this Article 7, notify the Parent in writing of the commencement thereof.

The omission of any Indemnified Party so to notify the Parent of any such action shall not relieve the Indemnifying Parties from any liability which it may have to such Indemnified Party unless, and only to the extent that, such omission results in the Indemnifying Parties' forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Parent of the commencement thereof, the Indemnifying Parties shall be entitled to assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which any of the Indemnifying Parties, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Parties' expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between any of the Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. Each of the Indemnifying Parties agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. No Indemnifying Party shall be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

         7.3 REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                   ARTICLE 8

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Until the payment by the Borrowers of all principal of and interest on the Notes and payment by Borrowers and the other TBW Parties of all other amounts due to Purchasers under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due in respect of indemnity obligations under Article 7, the TBW Parties hereby, jointly and severally, covenant and agree with the Purchasers as set forth in Sections 8.1 through 8.11. For so long as any of the Warrants are outstanding, the TBW Parties hereby jointly and severally covenant and agree with the Purchasers as set forth in Sections 8.2(a) and 8.5.

         8.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The TBW Parties shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The TBW Parties shall deliver to the Purchasers each of the financial statements and other reports and information described below:

              (a) Monthly Financial Information. Within thirty (30) days after the end of each month of each fiscal year of Parent (including the last month of each fiscal year), an unaudited management prepared consolidated financial statements of the TBW Parties and their consolidated Subsidiaries, including, income statements and statements of (i) changes in stockholders' equity and (ii) cash flow from the beginning of the fiscal year to the end of such month and for such month, and the balance sheet as at the end of such month all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the TBW Companies' business. Within thirty (30) days after the end of each month of each fiscal year (including the last month of each fiscal year), a schedule of the outstanding Indebtedness for borrowed money of the TBW Companies describing in reasonable detail each such debt issue or loan outstanding and the principal amount with respect to each such debt issue or loan.

              (b) Quarterly Financial Information. Within forty five (45) days after the end of each fiscal quarter of Parent, an unaudited management prepared consolidated financial statements of the TBW Parties and their consolidated Subsidiaries, including, income statements and statements of (i) changes in stockholders' equity and (ii) cash flow from the beginning of the fiscal year to the end of such quarter and for such quarter, and the balance sheet as at the end of such fiscal quarter and management prepared unaudited consolidating financial statements of the TBW Parties and their Subsidiaries, including, income statements from the beginning of the fiscal year to the end of such fiscal quarter and the balance sheet as at the end of such fiscal quarter all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the TBW Companies' business.

              (c) Year-End Financial Information. Within ninety (90) days after the end of each fiscal year of Parent, audited consolidated financial statements of the TBW Parties and their consolidated Subsidiaries, including, income statements and statements of (i) changes in stockholders' equity and (ii) cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by Grant Thornton LLP or another nationally recognized independent certified public accounting firm selected by Parent (the "ACCOUNTANTS") and management prepared unaudited consolidating financial statements of the TBW Parties and their Subsidiaries, including, income statements from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (1) they have caused this Agreement regarding the covenants in Sections 9.7 and 9.8 to be reviewed, and (2) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement regarding the covenants in Sections 9.7 and 9.8 or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the TBW Parties' compliance with the requirements or restrictions imposed by Sections 9.7 and 9.8 hereof.

              (d) Compliance Certificate. Together with each delivery of financial statements of the TBW Companies pursuant to Sections 8.1(a), 8.1(b) and 8.1(c) above, a fully and properly completed compliance certificate (in substantially the form attached hereto as Exhibit E (or in such other form or substance as shall be satisfactory to Purchasers) and referred to as a "COMPLIANCE CERTIFICATE") signed by the chief executive officer or chief financial officer of each of the TBW Parties. Such Compliance Certificate, shall include a certification stating that to the chief executive officer's, or chief financial officer's, knowledge, no Default or Event of Default shall have occurred during the period covered thereby, except as specified in such certificate. The TBW Parties and the Purchasers acknowledge and agree that calculations of covenant compliance, with respect to the financial covenants contained in Section 9.8 hereof and contained in any such compliance certificate delivered for a month that is not the last month of a fiscal quarter, will be for informational purposes only and shall not measure compliance (or lack of compliance) with such financial covenants.

              (e) Original Issue Discount Reporting. Promptly upon any Purchaser's request, information necessary to determine the issue price, the amount of original issue discount, and the yield to maturity pursuant to the requirements of Treasury Regulations Section 1.1275-3.

              (f) Accountants' Reports. Promptly upon receipt thereof, copies of all significant reports submitted by the TBW Companies' firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the TBW Companies made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their services.

              (g) Management Reports. Together with each delivery of financial statements of the TBW Companies pursuant to subsections 8.1(b) and 8.1(c), a management report (i) describing the operations and financial condition of the TBW Companies for the fiscal period then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 8.1(h) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall fairly present the results of operations and financial condition of the TBW Companies as at the dates and for the periods indicated.

              (h) Projections. No earlier than sixty (60) nor later than thirty
(30) days prior to the beginning of each fiscal year of Parent, commencing with the fiscal year beginning on January 1, 2006, a month by month projection of the TBW Parties and their consolidated Subsidiaries for such fiscal year and a quarter by quarter projection of the TBW Parties and their consolidated Subsidiaries for the next succeeding fiscal year, including a consolidated balance sheet, a consolidated income statement and statements of (i) changes in stockholders' equity and (ii) cash flow for such fiscal year, such projections to be accompanied by a certificate signed by the President or chief financial officer of the TBW Parties to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared (it being understood that projections are subject to significant uncertainties and there can be no assurance such results will be realized).

              (i) Notice of Suits, Adverse Events; SEC Filings and Press Releases. Prompt written notice to the Purchasers of (i) any lapse or other termination of any Consent issued to the TBW Companies, or any of them, by any Governmental Authority or any other Person that is material to the operation of the TBW Companies' business, (ii) any refusal by any Governmental Authority or any other Person to renew or extend any such Consent; and (iii) copies of all SEC Reports (other than 10-Q or 10-K filings), (iv) all financial statements, reports, notices and proxy statements sent or made available by Parent to its security holders, (v) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of the TBW Companies with any securities exchange or with the Commission or any governmental or private regulatory authority, (vi) all press releases and other statements made available by any of the TBW Companies to the public concerning material developments in the business any of the TBW Companies, and (vii) copies of any material notices and other communications from any Governmental Authority or Person which specifically relate to a TBW Company.

              (j) Events of Default, Etc. Prompt written notice to the Purchasers of (i) any Event of Default or Default; (ii) any event, development or circumstance whereby any financial statements or other reports furnished to Purchasers fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of the TBW Companies as of the date of such statements; (iii) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any TBW Company to a tax imposed by Section 4971 of the Code; (iv) each and every default by TBW Companies, or any of them, which would be reasonably likely to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (v) any other development in the business or affairs of the TBW Companies, or any of them, which could reasonably be expected to have a material adverse effect on the Condition of the Companies; in each case describing the nature thereof and the action TBW Parties propose to take with respect thereto.

              (k) Litigation. Promptly upon any officer of any of the TBW Companies obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the TBW Companies or any property of any of the TBW Companies not previously disclosed by the TBW Parties to the Purchasers, with respect to which the amount in controversy exceeds $250,000 or that is reasonably likely, individually or in the aggregate, to have a material adverse effect on the Condition of the Companies or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any of the TBW Companies or any property of any of the TBW Companies, with respect to which the amount in controversy exceeds $250,000 or that is reasonably likely, individually or in the aggregate, to have a material adverse effect on the Condition of the Companies, the TBW Parties will promptly give notice thereof to the Purchasers and provide such other information as may be reasonably available to them to enable the Purchasers and their respective counsel to evaluate such matter.

              (l) Notice of Corporate Changes. Prompt written notice to the Purchasers of any material change after the Closing Date in the authorized and issued capital stock or other Equity Interests of any of the TBW Companies or any other material amendment to their Certificate of Incorporation or By-laws, such notice, in each case, to identify the capital structures or amendments as applicable.

              (m) ERISA Notices and Requests. Furnish immediate written notice to the Purchasers in the event that (i) the TBW Companies, or any of them, or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which the TBW Companies or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) the TBW Companies, or any of them, or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which the TBW Companies, or any of them, or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by the TBW Companies, or any of them, or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the TBW Companies, or any of them, or any member of the Controlled Group was not previously contributing shall occur, (v) the TBW Companies, or any of them, or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) the TBW Companies, or any of them, or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) the TBW Companies, or any of them, or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) the TBW Companies, or any of them, or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; and (ix) the TBW Companies, or any of them, or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or
(c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

              (n) Other Information. Such additional information as Purchasers shall reasonably request in order to enable Purchasers to determine whether the terms, covenants, provisions and conditions of this Agreement and the other Transaction Documents have been complied with by the TBW Company including, without the necessity of any request by Purchasers, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any TBW Company's opening of any new office or place of business or any TBW Company's closing of any existing office or place of business, and (c) promptly upon any TBW Company learning thereof, notice of any labor dispute to which a TBW Company may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which a TBW Company is a party or by which a TBW Company is bound.

         8.2 PRESERVATION OF CORPORATE EXISTENCE. The TBW Parties shall, and shall cause each of their respective Subsidiaries to:

              (a) preserve and maintain in full force and effect their corporate (or, as applicable, limited liability partnership or other entity) existence;

              (b) conduct their respective businesses in accordance with sound business practices, keep their properties in good repair, working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of their properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of their business operations shall be fully maintained and preserved; and

              (c) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by each Governmental Authority.

         8.3 PAYMENT OF OBLIGATIONS. The TBW Parties shall, and shall cause each of their respective Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

              (a) all Tax liabilities, assessments and other governmental Charges upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the TBW Parties or such Subsidiary;

              (b) all lawful claims which each of the TBW Companies is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the TBW Parties or such Subsidiary; and

              (c) all payments of principal, interest and other amounts when due on Indebtedness.

         8.4 COMPLIANCE WITH LAWS. The TBW Parties shall comply, and shall cause each of their respective Subsidiaries to comply in all material respects with all Requirements of Law (including, without limitation, all applicable Environmental Laws) and with the requirements of each Governmental Authority having jurisdiction over them or their business or property.

         8.5 RESERVATION OF SHARES. Parent shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance or delivery upon exercise of the Warrants, the maximum number of shares of capital stock that may be issuable or deliverable upon such exercise (the "EXERCISABLE SHARES"). The Exercisable Shares shall, when issued or delivered in accordance with the Warrants, be duly and validly issued and fully paid and non-assessable. Parent shall issue such capital stock in accordance with the provisions of the Warrants, and shall otherwise comply, in each case, with the terms thereof.

         8.6 INSPECTION. The TBW Parties will permit, and will cause each of their respective Subsidiaries to permit, representatives of the Purchasers to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice; provided, however, that no such representative shall be permitted to conduct any destructive or physically invasive (i.e., collecting soil or groundwater samples) environmental inspections, and provided, further, however, that no such inspection, examination or inquiry, the failure to conduct same, nor any knowledge of the Purchasers, including, without limitation, any knowledge obtained by the Purchasers in connection with any such inspection, investigation or inquiry, shall constitute a waiver of any rights the Purchasers may have under any representation, warranty, covenant, term or agreement under any of the Transaction Documents.

         8.7 PAYMENT OF NOTES. The TBW Parties shall pay the principal of, interest on and other amounts due in respect of, the Notes on the dates and in the manner provided in the Notes.

         8.8 INSURANCE. The TBW Companies will maintain or cause to be maintained with financially sound and reputable insurers, public liability and property damage insurance, including, without limitation, business interruption insurance, with respect to their respective businesses and properties against loss or damage of the kinds and in amounts customarily carried or maintained by companies of established reputation engaged in similar businesses and will deliver evidence thereof to Purchasers. All such insurance policies shall provide that they may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to Purchasers.

         8.9 BOOKS AND RECORDS. The TBW Parties shall, and shall cause each of their respective Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each of the TBW Companies in accordance with GAAP consistently applied to the TBW Companies taken as a whole.

         8.10 USE OF PROCEEDS. The TBW Parties shall use the proceeds of the sale of the Notes and the Warrants hereunder only as follows: to (i) fund the repurchase of shares of Common Stock pursuant to the Tender Offer, provided that not more than $100,000 shall be used to pay directors and officers who tender their shares, (ii) (A) repay the entire remaining principal amount of the Term Loan B under the Senior Loan Agreement, together with accrued interest thereon, and (B) after payment in full of the Term Loan B and accrued interest thereon, repay other Senior Indebtedness, and (iii) pay fees and expenses relating to the foregoing and to the negotiation, execution and consummation of this Agreement.

         8.11 BOARD OBSERVATION RIGHTS; MANAGEMENT RIGHTS.

              (a) Parent shall give each Note Purchaser notice of (in the same manner as notice is given to directors), and permit one person designated by such Note Purchaser to attend as observer, all meetings of the Board of Directors of each of Parent and TBWI and all executive and other committee meetings of the Board of Directors of Parent and TBWI and shall provide to the Note Purchasers the same information concerning the TBW Companies, and access thereto, provided to members of Parent's and TBWI's Board of Directors and such committees. The reasonable travel expenses incurred by any such designee of a Note Purchaser in attending any board or committee meetings shall be reimbursed by Parent and TBWI to the extent consistent with Parent's and TBWI's then existing policy of reimbursing directors generally for such expenses. Notwithstanding any provision in this Agreement to the contrary, no Note Purchaser may assign its rights under this paragraph 8.11(a) to any Person other than (i) AEAM Funding, (ii) AEAUMF, (iii) any Affiliate of AEAM Funding or AEAUMF, or (iv) any affiliated fund of AEA Mezzanine Management LP.

              (b) The TBW Parties shall provide to each Note Purchaser or its designated representative with such other rights of consultation as may reasonably be determined by such Note Purchaser to be necessary to qualify its investment in the TBW Parties as a "venture capital investment" for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101, including, without limitation, those rights set forth in ERISA Opinion Letter 2002-01A. The TBW Parties agree to consider, in good faith, the recommendations of each Note Purchaser or its designated representative in connection with the matters on which it is consulted as described in the preceding sentence, recognizing that the ultimate discretion with respect to all such matters shall be retained by the TBW Parties.

                                   ARTICLE 9

                               NEGATIVE COVENANTS
                               ------------------

         Until the payment by the TBW Parties of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest to the Purchasers under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the TBW Parties hereby, jointly and severally, covenant and agree with the Purchasers as follows:

         9.1 FUNDAMENTAL CHANGES; CONSOLIDATIONS, MERGERS AND ACQUISITIONS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, directly or indirectly, to: (a) amend, modify or waive any term or provision of its Certificate of Incorporation or By-laws, unless required by law; (b) enter into any transaction of merger or consolidation; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the Equity Interests, business or assets of any other Person.

         9.2 TRANSACTIONS WITH AFFILIATES. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, directly or indirectly, to, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except (a) transactions disclosed to Purchasers, which are in the Ordinary Course of Business, on an arms-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, (b) transactions listed on Schedule 9.2, and (c) transactions permitted under Sections 9.4(d) and 9.7.

         9.3 NO INCONSISTENT AGREEMENTS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries to, enter into any Contractual Obligation or enter into any amendment or other modification to any currently existing Contractual Obligation of any of the TBW Companies, which by its terms restricts or prohibits the ability of any of the TBW Parties to pay the principal of or interest on the Notes or to fully satisfy all of the obligations under the Transaction Documents of any of the TBW Companies.

         9.4 LIMITATION ON INDEBTEDNESS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, directly or indirectly, to, collectively and in the aggregate, issue, assume or otherwise incur any Indebtedness, other than:

              (a) Indebtedness created under this Agreement;

              (b) Senior Indebtedness, up to an aggregate outstanding principal amount not to exceed the amount permitted under the Subordination Agreement;

              (c) Existing Indebtedness described on Schedule 9.4;

              (d) Loans by (i) foreign TBW Companies to Domestic TBW Companies, and (ii) loans by foreign TBW Companies (other than TBWC and Wood's Mexico) to other foreign TBW Companies, provided that in each such case any such loans made to any Borrower or any TBW Company guaranteeing payment of the Indebtedness under the Notes and this Agreement will be subordinated in right of payment to all Indebtedness under the Notes and this Agreement from and after such time as any portion of such Indebtedness shall become due and payable (whether at stated maturity, by acceleration or otherwise);

              (e) Contingent Obligations permitted under Section 9.12;

              (f) Liabilities and obligations with respect to Foreign Exchange Contracts entered into by a TBW Party or a TBW Party's Subsidiary upon prior notice to Purchasers and Agent and on terms acceptable to the Agent in an aggregate amount not to exceed $500,000;

              (g) Liabilities and obligations with respect to Interest Rate Hedges entered into by a TBW Party or a TBW Party's Subsidiary upon prior notice to Purchasers and Agent and on terms acceptable to the Agent;

              (h) Indebtedness secured by a Lien permitted under Section 9.5(g); and

              (i) Refinancings, refundings or extensions or amendments or modifications of the Indebtedness described in Section 9.4(c); provided, that any such refinancings, refundings, extensions or amendments or modifications shall not exceed the principal amount of such Indebtedness set forth on Schedule 9.4.

         9.5 LIMITATION ON LIENS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, directly or indirectly, to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including, without limitation, any document or instrument with respect to goods or accounts receivable) of any of the TBW Companies, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "PERMITTED ENCUMBRANCES" means the following:

              (a) Liens securing the Senior Indebtedness;

              (b) Liens for Charges not delinquent or being contested in good faith and by appropriate proceedings with respect to which proper reserves have been taken by the TBW Companies;

              (c) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, custom bonds and other obligations of like nature arising in the Ordinary Course of Business;

              (d) Deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;

              (e) Any attachment or judgment Lien not constituting an Event of Default;

              (f) Mechanics', workers', materialman's or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being contested in good faith by the TBW Companies;

              (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that:

                  (i) each such Lien:

                           (A) shall not encumber any other property of any TBW
                  Company; and

                           (B) shall not exceed the purchase price of such
                  assets;

                  (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed $1,000,000 (the "PML CAP"); provided, however, that the PML Cap in each fiscal year commencing with fiscal year 2006 will be increased to an amount equal to (x) the PML Cap for the prior fiscal year plus $1,000,000 minus (y) the aggregate amount of all Indebtedness secured by all such Liens incurred during the prior fiscal year; and

                  (iii) the aggregate amount of Indebtedness secured by such Liens outstanding at any time shall not exceed $5,000,000;

              (h) Liens existing on the date hereof set forth on Schedule 5.27 hereto;

              (i) With respect to real property, easements, rights of way, restrictions and other similar charges or encumbrances that do not materially interfere with or impair the use or operation thereof or the marketability thereof;

              (j) The interests of lessors under operating leases;

              (k) Any interest or title of a lessor or sublessor and any use restriction or encumbrance on the property so leased, incurred in the Ordinary Course of Business; and

              (l) Customary rights of setoff or banker's liens existing solely with respect to deposits in bank accounts maintained in the Ordinary Course of Business.

         9.6 DISPOSITIONS OF ASSETS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, directly or indirectly, to, convey, sell (pursuant to a sale/leaseback or otherwise), lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for:

              (a) Bona fide sales of Inventory to customers for fair value in the Ordinary Course of Business and dispositions of obsolete equipment not used or useful in the business;

              (b) Asset Dispositions if all of the following conditions are met:

                  (i) the market value of assets sold or otherwise disposed of (by the TBW Companies taken as a whole) in any fiscal year do not exceed $250,000;

                  (ii) the Net Proceeds received is at least equal to the fair market value of such assets; and

                  (iii) no Default or Event of Default then exists or shall result from such sale or other disposition.

         9.7 LIMITATIONS ON RESTRICTED PAYMENTS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, to, declare, or make any Restricted Payment, except:

              (a) Wholly-Owned Subsidiaries of Parent may make Restricted Payments to Parent or any Domestic Wholly-Owned Subsidiary of Parent;

              (b) Parent may declare and pay cash dividends on shares of its Common Stock in an aggregate amount not to exceed $425,000 in any fiscal quarter (on a non-cumulative basis), so long as (i) no Default or Event of Default hereunder or under the Senior Loan Agreement has occurred and is continuing or would result after giving effect to such dividends, (ii) Borrowers then have Undrawn Availability (as defined in the Current Senior Loan Agreement) in excess of $2,000,000 and also have Thirty Day Undrawn Availability (as defined in the Current Senior Loan Agreement) in excess of $2,000,000 after giving effect to such dividends, and (iii) Parent shall have achieved a positive consolidated EBITDA of at least $6,000,000 in the aggregate for the two (2) consecutive fiscal quarter period preceding the date any such dividend is to be paid.

         9.8 FINANCIAL COVENANTS. The TBW Parties shall comply with and shall cause each of their respective Subsidiaries to comply with all covenants in this
Section 9.8 applicable to such Person. Compliance with the covenants in this
Section 9.8 shall be determined on a consolidated basis in accordance with GAAP consistently applied, unless explicitly stated otherwise.

              (a) Fixed Charge Coverage Ratio. Parent shall have for the period beginning on January 1, 2005 and ending on September 30, 2005 a consolidated Fixed Charge Coverage Ratio of not less than 0.95:1.00, and for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter during the periods set forth below, a consolidated Fixed Charge Coverage Ratio of not less than the following:



                        Period                               Fixed Charge Ratio
                        ------                               ------------------

        October 1, 2005 to and including March 31, 2006          0.95:1.00
        All periods thereafter                                   1.00:1.00

              (b) Net Worth. Parent shall have a consolidated Net Worth (i) as of September 30, 2005, and as of the end of each fiscal quarter thereafter, of not less than the Target Minimum Net Worth (as determined below). "TARGET MINIMUM NET WORTH" shall (i) equal (A) the sum of (1) $22,950,000 plus (2) .85 multiplied by an amount equal to 50% of Parent's consolidated Net Income (if positive) for the quarter ended September 30,2005, minus (B) the actual amount of proceeds used to repurchase shares of Common Stock pursuant to the Tender

Offer as contemplated by Section 8.10(i) hereof, minus (C) any reversal, net of its tax effect, of the gain initially recognized for the fiscal year ended December 31, 2004 for the curtailment of the post retirement benefits plan as contained in the Parent's Annual Report on Form 10-K filed on March 23, 2005, and (ii) be permanently increased (as of the end of each such quarter, commencing as of December 31, 2005) by an amount equal to 50% of Parent's consolidated Net Income (if positive) for the quarter then ending.

              (c) Leverage Ratio. Parent shall have as of the last day of each fiscal quarter during the periods set forth below, a consolidated Leverage Ratio of not more than the following (for purposes hereof, in determining the consolidated Leverage Ratio as of the last day of a fiscal quarter, Adjusted EBITDA shall be calculated for the consecutive four fiscal quarter period ending on the last day of such fiscal quarter):



                      Period                                     Leverage Ratio
                      ------                                     --------------
       July 2, 2005 to and including September 30, 2005            4.75:1.00
       October 1, 2005 to and including December 31, 2005          4.50:1.00
       January 1, 2006 to and including April 3, 2009              4.25:1.00
       April 4, 2009 to and including April 2, 2010                4.00:1.00
       All periods thereafter                                      3.75:1.00

              (d) Minimum Adjusted EBITDA. Parent shall achieve, for the twelve
(12) month period ending on the last day of each fiscal quarter during the periods set forth below, a consolidated Adjusted EBITDA of not less than the following:



                      Period                                    Adjusted EBITDA
                      ------                                    ---------------
       July 2, 2005 to and including September 30, 2005            $7,750,000
       October 1, 2005 to and including December 31, 2005          $8,000,000
       January 1, 2006 to and including March 31, 2006             $8,500,000
       April 1, 2006 to and including April 3, 2009                $9,000,000
       All periods thereafter                                      $9,500,000


              (e) Capital Expenditures. Parent shall not, on a consolidated basis, contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount in excess of (i) $3,500,000 per year during fiscal years 2005, 2006, 2007 and 2008, (ii) $3,750,000 per year during fiscal years 2009 and 2010, and (iii) $4,000,000 per year during fiscal year 2011 and each fiscal year thereafter.

         9.9 EMPLOYEE BENEFIT PLANS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries or any ERISA Affiliate to
(a) except for the Plans described on Schedule 5.23(a), establish, contribute to, or become obligated to contribute to, any employee benefit plan (within the meaning of Section 3(3) of ERISA) or other employee benefit arrangement which
(i) is subject to Title IV of ERISA or is otherwise a Defined Benefit Plan, Multiemployer Plan or multiple employer plan (within the meaning of Section 413(c) of the Code); (ii) provides post-retirement welfare benefits or (iii) provides "parachute payments" (within the meaning of Section 280G(b) of the Code) which could reasonably be expected to result in a material adverse effect on the Condition of the Companies; or (b) amend any Plan if the effect of such amendment would cause such Plan to be a plan or arrangement described in clause
(a)(i) hereof or to provide any of the benefits described in clauses (a)(ii) or
(iii) hereof.

         9.10 LIMITATION ON BUSINESS OF THE TBW PARTIES. Parent shall not engage in any business activity other than the ownership of the capital stock of TBWI and the transactions contemplated by, or permitted under, this Agreement. None of the Subsidiaries of Parent shall substantially change the nature of the business in which it is presently engaged.

         9.11 INVESTMENTS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, directly or indirectly, to, make or own any Investment in any Person except: (a) Investments existing on the date hereof set forth on Schedule 9.11 hereto; (b) stock, obligations or securities received in satisfaction of judgments, in settlement of disputes or as a result of insolvency proceedings of a Customer; (c) the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business; (d) loans to its employees in the Ordinary Course of Business not to exceed the aggregate amount for all TBW Companies the sum of $250,000 outstanding; (e) intercompany loans and investments to the extent permitted under Section 9.4; and (f) Investments in Cash Equivalents, provided that such Cash Equivalents are not subject to setoff rights in favor of the issuing bank arising from any existing banking relationship.

         9.12 CONTINGENT OBLIGATIONS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, directly or indirectly, to, create or become or be liable with respect to any Contingent Obligation except Contingent Obligations; (a) resulting from endorsements of negotiable instruments for collection in the Ordinary Course of Business; (b) arising under this Agreement; (c) incurred with respect to any Indebtedness permitted pursuant to Section 9.4 hereof (excluding Section 9.4(e)); (d) existing on the Closing Date and as described in Schedule 9.12 annexed hereto; and (e) incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance and return-of-money bonds, credit assurances which the TBW Companies provide from time to time in connection with workers' compensation arrangements and similar obligations.

         9.13 FISCAL YEAR; ACCOUNTING CHANGES. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries to, change (a) its fiscal year from a year ending on December 31 or (b) the method by which it determines its fiscal quarters from the method utilized by Parent on the date hereof.

         9.14 PRESS RELEASE; PUBLIC OFFERING MATERIALS. Except as may be required by applicable law or as permitted under Section 11.12, none of the TBW Parties shall, nor shall any of the TBW Parties permit any of their respective Subsidiaries or other Affiliates to, disclose the name of any Purchaser or any of its Affiliates in any press release or in any prospectus, proxy statement or other materials filed with the governmental entity relating to a public offering of the capital stock or other Equity Interests of any of the TBW Companies without such Purchaser's or such Affiliate's prior written consent which shall not be unreasonably withheld

         9.15 SUBSIDIARIES. No TBW Company shall form any Subsidiary or enter into any partnership, joint venture or similar arrangement without the prior written consent of the Purchasers.

         9.16 NO NEGATIVE PLEDGES. Except pursuant to the existing agreements with the creditors of the Senior Indebtedness, none of the TBW Parties shall, nor shall any TBW Party, cause or permit any of its Subsidiaries, directly or indirectly, to, enter into or assume any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         9.17 NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO THE TBW COMPANIES. Except pursuant to the existing agreements with the creditors of the Senior Indebtedness and except as otherwise provided herein, none of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, directly or indirectly, to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of the TBW Companies to: (a) pay dividends or make any other distribution on any of its capital stock (or other Equity Interest); (b) subject to any subordination provisions for the benefit of Purchasers, pay any Indebtedness owed to any of the TBW Companies; (c) make loans or advances to any of the TBW Companies; or (d) transfer any of its property or assets to any of the TBW Companies.

         9.18 SALE LEASEBACKS. None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries to, engage in any sale-leaseback, synthetic lease, "off-balance" sheet transaction or similar transaction or financing involving any of its assets.

         9.19 REPAYMENT OF INDEBTEDNESS.

              (a) None of the TBW Parties shall, nor shall any TBW Party cause, or permit any of its Subsidiaries, directly or indirectly, to, prepay, repurchase, redeem, retire or otherwise acquire any Indebtedness other than the Obligations pursuant to the terms of the Current Senior Loan Agreement or any Indebtedness owed to Purchasers pursuant to the terms of this Agreement.

              (b) No Borrower may repay any Indebtedness to any Person other than (i) payments of the Obligations in accordance with terms of the Current Senior Loan Agreement or any Indebtedness owed to Purchasers pursuant to the terms of this Agreement, (ii) subject to paragraph (a) above, payment of existing Indebtedness set forth on Schedule 9.4, including Capitalized Lease Obligations, in accordance with the terms thereof; and (iii) subject to clause
(a) above and any subordination provisions for the benefit of Purchasers, repayments of interest on Indebtedness to foreign TBW Companies (at a rate of interest per annum not in excess of the rate of interest applicable to Revolving Advances (as defined in the Current Senior Loan Agreement) so long as (x) no Event of Default is then outstanding, (y) Term Loan B (as defined in the Current Senior Loan Agreement) has been paid in full, and (z) after taking into effect any such payment, there then exists Undrawn Availability (as defined in the Current Senior Loan Agreement) in excess of $2,000,000 and there has existed Thirty Day Undrawn Availability (as defined in the Current Senior Loan Agreement) in excess of $2,000,000.

         9.20 TAX ELECTION. None of the TBW Parties (except PEC) will make any elections to be treated as anything other than an association taxable as a corporation for U.S. federal income tax purposes. PEC will be treated as a disregarded entity for U.S. federal income tax purposes.

                                   ARTICLE 10

                                   PREPAYMENT
                                   ----------

         The TBW Parties shall prepay the outstanding principal (together with accrued interest) on the Notes in accordance with the provisions set forth in the Notes.

                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

         11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any Purchaser, acceptance of the Securities and payment therefor, or termination of this Agreement.

         11.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

              (a) if to AEA Mezzanine Funding LLC:

                  AEA Mezzanine Funding LLC
                  c/o AEA Mezzanine Partners LP
                  c/o AEA Mezzanine Management LP
                  200 First Stamford Place
                  Stamford, Connecticut 06902
                  Fax No.: (203) 564-2661
                  Attention: Joseph D. Carrabino, Jr.


              (b) if to AEA Mezzanine Fund LP:

                  AEA Mezzanine Fund LP
                  c/o AEA Mezzanine Partners LP
                  c/o AEA Mezzanine Management LP
                  200 First Stamford Place
                  Stamford, Connecticut 06902
                  Fax No.: (203) 564-2661
                  Attention: Joseph D. Carrabino, Jr.

              (c) if to AEA Mezzanine (Unleveraged) Fund LP:

                  AEA Mezzanine (Unleveraged) Fund LP
                  c/o AEA Mezzanine Partners LP
                  c/o AEA Mezzanine Management LP
                  200 First Stamford Place
                  Stamford, Connecticut 06902
                  Fax No.: (203) 564-2661
                  Attention: Joseph D. Carrabino, Jr.

                  in the case of (a), (b) and (c) above, with a copy to:

                  Morrison Cohen LLP
                  909 Third Avenue
                  New York, New York  10022
                  Fax No.: (212) 735-8708
                  Attention:  David A. Scherl, Esq.


             (d) if to any TBW Party:

                  c/o TB Wood's Corporation
                  440 North Fifth Avenue
                  Chambersburg, PA  17201-1778
                  Fax No.: (717) 264-2869
                  Attention: William T. Fejes, Jr.

                  with a copy to:

                  Dechert LLP
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA  19103
                  Fax No.: (215) 994-2222
                  Attention:  David Schulman, Esq.

or to such other address or addresses as shall have been furnished in writing to the other parties hereto.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

         11.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each Purchaser may assign any of its rights under any of the Transaction Documents to any Person and any holder of the Notes, the Warrants or the Common Stock issuable upon exercise of the Warrants may assign, in whole or in part, the Notes or the Warrants or the Common Stock issuable upon exercise of the Warrants to any Person. None of the TBW Parties may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Purchasers, and any such purported assignment by any of the TBW Parties without the written consent of the Purchasers shall be void and of no effect. Except as provided in
Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

         11.4 AMENDMENT AND WAIVER.

              (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

              (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given. No amendment, supplement or modification of or to any provision of this Agreement or any of the other Transaction Documents, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally. Except where notice is specifically required by this Agreement, no notice to or demand on any of the TBW Parties in any case shall entitle such TBW Party to any other or further notice or demand in similar or other circumstances.

         11.5 SIGNATURES; COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

         11.8 JURISDICTION, JURY TRIAL WAIVER, ETC.

              (a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE WARRANT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

              (b) EACH OF THE TBW PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE WARRANT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE TBW PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PURCHASERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT PURCHASERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS TO WHICH THEY ARE PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         11.9 SEVERABILITY. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

         11.10 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         11.11 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         11.12 8-K FILING AND PUBLICITY. As soon as practicable following the Closing but in no event later than the close of business on the fourth Business Day following the Closing, Parent shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and attaching this Agreement and the press release referred to below as exhibits to such filing (the "8-K FILING"), all in accordance with the rules and regulations of the Exchange Act. Except as may be required by applicable law, none of Parent and the Purchasers shall issue any press releases or any other public statements with respect to the transactions contemplated by the Transaction Documents; provided, however, that Parent shall be entitled, without the prior approval of the Purchasers, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Securities) pursuant to Rule 135(c) under the Securities Act) with respect to such transactions in substantial conformity with the 8-K Filing. Notwithstanding the foregoing, each Purchaser and its Affiliates may list the names and logos of the TBW Parties, and describe the businesses of the TBW Parties in the Purchasers' marketing materials and may post such information on their website.

         11.13 CERTAIN EXPENSES; TAXES.

              (a) The TBW Parties will pay all expenses of the Purchasers (including, without limitation, fees, charges and disbursements of counsel) in connection with any amendment, supplement, modification or waiver of or to any provision of this Agreement or any of the other Transaction Documents or any documents relating thereto (including, without limitation, a response to a request by the TBW Parties for the Purchasers' consent to any action otherwise prohibited hereunder or thereunder), or consent to any departure from, the terms of any provision of this Agreement or such other documents.

              (b) The TBW Parties shall pay any stamp, documentary, excise, property or similar taxes imposed by any taxing authority on any Purchaser that arise from the execution, delivery, filing, recording, performance, release, discharge, amendment, negotiation or enforcement of, or otherwise with respect to, this Agreement or any of the other Transaction Documents or any other document arising thereunder or related thereto.

              (c) Any and all payments to a Purchaser shall be made free and clear of and without deduction or withholding for any Indemnified Taxes, unless such Indemnified Taxes are required by law or the administration thereof to be deducted or withheld. If any TBW Party shall be required by law or the administration thereof to deduct or withhold any such Indemnified Taxes from or in respect of any amount payable hereunder, then (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings, each Purchaser shall receive an amount equal to the sum it would have received if no such deduction or withholding had been made, and (ii) such TBW Party shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. In addition each TBW Party agrees to indemnify Purchasers for the full amount of Indemnified Taxes imposed on a Purchaser by any jurisdiction on the amounts payable by the TBW Parties under any of the Transaction Documents. A certificate as to the amount of such Indemnified Taxes payable by a Purchaser and evidence of payment thereof must submitted to the TBW Parties as evidence of the amount due from the TBW Parties to the Purchasers under this Section 11.13.

              (d) Each Purchaser shall furnish from time to time to the TBW Parties (as applicable) such forms, certificates and documentation (including Internal Revenue Service Forms W-8 and W-9) that such Purchaser is legally entitled to furnish and as may be necessary or appropriate to obtain an exemption from any withholding or other tax imposed by the U.S. government on payments made under this Agreement or any Transaction Document (any such form, certificate or other document a "WITHHOLDING CERTIFICATE").

         11.14 OBLIGATIONS OF THE PARTIES. The obligations of each Purchaser shall be several and not joint, and no Purchaser shall be liable or responsible for the acts or omissions of any other Purchaser. All obligations of the TBW Parties under this Agreement and the other Transaction Documents shall be joint and several.

         11.15 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement, including, without limitation, any post-closing assignment(s) by a Purchaser of any portion of the Securities to a Person not currently a party hereto. In connection with any such post-closing assignment, upon the request of the AEAM Funding and AEAUMF, the TBW Parties shall enter into an intercreditor agreement with the holders of the Notes, on terms and conditions reasonably satisfactory to all parties thereto.

         11.16 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Transaction Document, this Agreement or such other Transaction Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, any Purchaser shall limit, modify or affect the representations set forth in Article 5 of this Agreement or the right of such Purchaser to rely thereon.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.



BORROWERS:                            TB WOOD'S INCORPORATED


                                      By: /s/ Joseph C. Horvath
                                          ----------------------------------
                                          Name:   Joseph C. Horvath
                                          Title:  VP - CFO

                                      PLANT ENGINEERING CONSULTANTS, LLC


                                      By: /s/ Joseph C. Horvath
                                          ----------------------------------
                                          Name:   Joseph C. Horvath
                                          Title:  Treasurer & Secretary

                                      TB WOOD'S ENTERPRISES, INC.


                                      By: /s/ Joseph C. Horvath
                                          ----------------------------------
                                          Name:   Joseph C. Horvath
                                          Title:  President


PURCHASERS:                           AEA MEZZANINE FUNDING LLC


                                      By: /s/ Joseph D. Carrabino, Jr.
                                          ----------------------------------
                                          Name:   Joseph D. Carrabino, Jr.
                                          Title:  Managing Member







             [FIRST SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                      AEA MEZZANINE FUND LP

                                      By: AEA Mezzanine Partners LP,
                                          its General Partner

                                      By: AEA Mezzanine Management GP LLC,
                                          its General Partner

                                      By: /s/ Joseph D. Carrabino, Jr.
                                          ----------------------------------
                                          Name:   Joseph D. Carrabino, Jr.
                                          Title:

                                      AEA MEZZANINE (UNLEVERAGED)
                                      FUND LP

                                      By: AEA Mezzanine Partners LP,
                                          its General Partner

                                      By: AEA Mezzanine Management GP LLC,
                                          its General Partner

                                      By: /s/ Joseph D. Carrabino, Jr.
                                          ----------------------------------
                                          Name:   Joseph D. Carrabino, Jr.
                                          Title:


GUARANTORS:                           TB WOOD'S CORPORATION


                                      By: /s/ Joseph C. Horvath
                                          ----------------------------------
                                          Name:   Joseph C. Horvath
                                          Title:  VP - CFO

                                      T.B. WOOD'S CANADA LTD.

                                      By: /s/ Joseph C. Horvath
                                          ----------------------------------
                                          Name:   Joseph C. Horvath
                                          Title:  Treasurer & Secretary



            [SECOND SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                   EXHIBIT E

                             COMPLIANCE CERTIFICATE

                             TB WOOD'S INCORPORATED
                       PLANT ENGINEERING CONSULTANTS, LLC
                           TB WOOD'S ENTERPRISES, INC.
                              TB WOOD'S CORPORATION
                             T.B. WOOD'S CANADA LTD.


                            DATE:            , 20__

         This certificate is given by TB Wood's Corporation, a Delaware corporation, Plant Engineering Consultants, LLC, a Tennessee limited liability company, TB Wood's Enterprises, Inc., a Delaware corporation, TB Wood's Enterprises, Inc., a Delaware corporation and T.B. Wood's Canada Ltd., an Ontario corporation (collectively, the "TBW Parties"), pursuant to Section 8.1(d) of that certain Securities Purchase Agreement dated as of October 3, 2005 by and among the TBW Parties, AEA Mezzanine Funding LLC, AEA Mezzanine Fund LP and AEA Mezzanine (Unleveraged) Fund LP., as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the "AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

         The officer executing this certificate is the Chief Financial Officer of each of the TBW Parties and as such is duly authorized to execute and deliver this certificate on behalf of the TBW Parties. By executing this certificate such officer hereby certifies that:

         (a) the financial statements delivered with this certificate in accordance with Section 8.1(a) 8.1(b) and/or 8.1(c) of the Agreement fairly present in all material respects the results of operations and financial condition of the TBW Companies as of the dates of such financial statements;

         (b) he has reviewed the terms of the Agreement and the Notes and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and conditions of the TBW Companies during the accounting period covered by such financial statements;

         (c) such review has not disclosed the existence during or at the end of such accounting period, and he has no knowledge of the existence as of the date hereof, of any condition or event that constitutes an Event of Default, except as set forth in Exhibit A hereto which includes a description of the nature and period of existence of such Event of Default and what action the TBW Parties have taken, are undertaking and propose to take with respect thereto;

         (d) the TBW Companies are in compliance with the covenants contained in Articles 8 and 9 of the Agreement, as demonstrated on the attached worksheets, except as set forth or described in Exhibit A; and

         (e)(1)    (i)    Fixed Charge Coverage Ratio is :1.00
                   (ii)   Net Worth is $_____
                   (iii)  Leverage Ratio is ___: 1.00
                   (iv)   Adjusted EBITDA is $_____


-----------------
(1) Clauses (i), (iii) and (iv) need not be completed if this Compliance Certificate is being delivered together with the financial statements required to be delivered pursuant to Section 8.1(a) of the Agreement.

         IN WITNESS WHEREOF, each of the TBW Parties has caused this Certificate to be executed by its Chief Financial Officer this ___ day of ___________, 20___.



                             TB WOOD'S INCORPORATED


                             By:
                                  ---------------------------------------
                                  Name:
                                  Title: Chief Financial Officer

                             PLANT ENGINEERING CONSULTANTS, LLC


                             By:
                                  ---------------------------------------
                                  Name:
                                  Title: Chief Financial Officer

                             TB WOOD'S ENTERPRISES, INC.


                             By:
                                  ---------------------------------------
                                  Name:
                                  Title: Chief Financial Officer

                             TB WOOD'S CORPORATION


                             By:
                                  ---------------------------------------
                                  Name:
                                  Title: Chief Financial Officer

                             T.B. WOOD'S CANADA LTD.


                             By:
                                  ---------------------------------------
                                  Name:
                                  Title: Chief Financial Officer

                                TABLE OF CONTENTS

                                                                                                     PAGE NO.
                                                                                                     --------
ARTICLE 1         DEFINITIONS............................................................................1
         1.1      Definitions............................................................................1
         1.2      Accounting Terms: Financial Statements................................................14
         1.3      Knowledge of the TBW Companies........................................................15

ARTICLE 2         PURCHASE AND SALE OF THE SECURITIES...................................................15
         2.1      Purchase and Sale of the Notes........................................................15
         2.2      Purchase and Sale of Warrants.........................................................15
         2.3      Fees; Expenses........................................................................15
         2.4      Closing.............................................................................  15
         2.5      Financial Accounting Positions; Tax Reporting.........................................16

ARTICLE 3         CONDITIONS TO THE RESPECTIVE OBLIGATIONS OF THE PURCHASERS TO PURCHASE THE SECURITIES.16
         3.1      Representations and Warranties........................................................16
         3.2      Compliance with this Agreement........................................................16
         3.3      Proceedings...........................................................................17
         3.4      Compliance Certificate................................................................17
         3.5      Secretary's and Manager's Certificates................................................17
         3.6      Purchase of Notes and Warrants Permitted by Applicable Laws...........................17
         3.7      Opinion of Counsel....................................................................17
         3.8      Consents and Approvals................................................................17
         3.9      Guaranties............................................................................18
         3.10     Co-Sale Agreement.....................................................................18
         3.11     Registration Rights Agreement.........................................................18
         3.12     No Judgment or Order..................................................................18
         3.13     Good Standing Certificates............................................................18
         3.14     No Litigation.........................................................................18
         3.15     Senior Credit Facility................................................................18
         3.16     Subordination Agreement...............................................................18
         3.17     Tender Offer..........................................................................18
         3.18     Capitalization........................................................................19

ARTICLE 4         CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO ISSUE AND SELL THE SECURITIES.........19
         4.1      Representations and Warranties........................................................19
         4.2      Compliance with this Agreement........................................................19

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................19
         5.1      Corporate Existence and Power.........................................................19

                                                                                                     PAGE NO.
                                                                                                     --------

         5.2      Corporate Authorization; No Contravention.............................................20
         5.3      Governmental Authorization; Third Party Consents......................................20
         5.4      Binding Effect........................................................................20
         5.5      Litigation............................................................................20
         5.6      Compliance with Laws..................................................................21
         5.7      No Default or Breach..................................................................21
         5.8      Anti-Terrorism Law; Trading with the Enemy............................................21
         5.9      Title to Properties...................................................................22
         5.10     Use of Real Property..................................................................22
         5.11     Taxes ................................................................................23
         5.12     SEC Reports; Financial Condition......................................................24
         5.13     Operating Company.....................................................................25
         5.14     Disclosure............................................................................25
         5.15     Absence of Certain Changes or Events..................................................25
         5.16     Environmental Matters.................................................................26
         5.17     Investment Company/Government Regulations.............................................27
         5.18     Subsidiaries..........................................................................27
         5.19     Capitalization........................................................................27
         5.20     Private Offering......................................................................28
         5.21     Broker's, Finder's or Similar Fees....................................................28
         5.22     Labor Relations.......................................................................28
         5.23     Employee Benefit Plans................................................................29
         5.24     Patents, Trademarks, Etc..............................................................30
         5.25     Potential Conflicts of Interest.......................................................31
         5.26     Trade Relations.......................................................................31
         5.27     Outstanding Borrowings................................................................32
         5.28     Material Contracts....................................................................32
         5.29     Insurance.............................................................................32
         5.30     Products Liability....................................................................32
         5.31     Solvency..............................................................................33
         5.32     Location of Assets....................................................................33
         5.33     Internal Accounting Controls..........................................................33

ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................................33
         6.1      Authorization; No Contravention.......................................................33
         6.2      Binding Effect........................................................................33
         6.3      No Legal Bar..........................................................................34
         6.4      Purchase for Own Account..............................................................34
         6.5      Broker's, Finder's or Similar Fees....................................................34
         6.6      Governmental Authorization; Third Party Consent.......................................34

ARTICLE 7         INDEMNIFICATION.......................................................................34
         7.1      Indemnification.......................................................................34
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         7.2      Procedure; Notification...............................................................35
         7.3      Registration Rights Agreement.........................................................36

ARTICLE 8         AFFIRMATIVE COVENANTS.................................................................36
         8.1      Financial Statements and Other Information............................................37
         8.2      Preservation of Corporate Existence...................................................41
         8.3      Payment of Obligations................................................................41
         8.4      Compliance with Laws..................................................................42
         8.5      Reservation of Shares.................................................................42
         8.6      Inspection............................................................................42
         8.7      Payment of Note.......................................................................42
         8.8      Insurance.............................................................................42
         8.9      Books and Records.....................................................................42
         8.10     Use of Proceeds.......................................................................43
         8.11     Board Observation Rights; Management Rights...........................................43

ARTICLE 9         NEGATIVE COVENANTS....................................................................43
         9.1      Fundamental Changes; Consolidations, Mergers and Acquisitions.........................44
         9.2      Transactions with Affiliates..........................................................44
         9.3      No Inconsistent Agreements............................................................44
         9.4      Limitation on Indebtedness............................................................44
         9.5      Limitation on Liens...................................................................45
         9.6      Dispositions of Assets................................................................46
         9.7      Limitations on Restricted Payments....................................................47
         9.8      Financial Covenants...................................................................47
         9.9      Employee Benefit Plans................................................................48
         9.10     Limitation of the Business of the TBW Parties.........................................49
         9.11     Investments...........................................................................49
         9.12     Contingent Obligations................................................................49
         9.13     Fiscal Year; Accounting Changes.......................................................49
         9.14     Press Release; Public Offering Materials..............................................49
         9.15     Subsidiaries..........................................................................50
         9.16     No Negative Pledges...................................................................50
         9.17     No Restrictions on Subsidiary Distributions to the TBW Companies......................50
         9.18     Sale Leasebacks.......................................................................50
         9.19     Repayment of Indebtedness.............................................................50
         9.20     Tax Election..........................................................................51

ARTICLE 10        PREPAYMENT............................................................................51

ARTICLE 11        MISCELLANEOUS.........................................................................51
         11.1     Survival of Representations and Warranties............................................51
         11.2     Notices...............................................................................51

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         11.3     Successors and Assigns................................................................53
         11.4     Amendment and Waiver..................................................................53
         11.5     Signatures; Counterparts..............................................................53
         11.6     Headings..............................................................................54
         11.7     Governing Law.........................................................................54
         11.8     Jurisdiction, Jury Trial Waiver, Etc..................................................54
         11.9     Severability..........................................................................54
         11.10    Rules of Construction.................................................................55
         11.11    Entire Agreement......................................................................55
         11.12    8-K Filing and Publicity..............................................................55
         11.13    Certain Expenses; Taxes...............................................................55
         11.14    Obligations of the Parties............................................................56
         11.15    Further Assurances....................................................................56
         11.16    No Strict Construction................................................................56

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